EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC (the “Company”). The offering statement was originally filed by the Company on June 30, 2017 and has been amended by the Company on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2017.

Different Series of the Company have already been offered or have been qualified but not yet launched as of the date hereof, by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional Series of the Company and to amend, update and/or replace certain information contained in the Offering Circular, including information with respect to certain Series previously qualified but not yet launched. The Series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional Series being added to the offering statement by means of this post-qualification amendment, are outlined in the Master Series Table contained in the section titled “The Interest in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 18 amends the Post-Qualification Offering Circular Amendment No. 17 of RSE Collection LLC, dated September 25, 2019, as qualified on October 4, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 18

SUBJECT TO COMPLETION; DATED OCTOBER 11, 2019

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 3RD FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Collection, LLC (the “Company,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #69BM1	Per Unit	$57.50		$57.50
	Total Minimum	$103,500		$103,500
	Total Maximum	$115,000		$115,000

Series #85FT1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #88LJ1	Per Unit	$67.50		$67.50
	Total Minimum	$121,500		$121,500
	Total Maximum	$135,000		$135,000

Series #55PS1	Per Unit	$212.50	$212.50
	Total Minimum	$382,500	$382,500
	Total Maximum	$425,000	$425,000

Series #95BL1	Per Unit	$59.25	$59.25
	Total Minimum	$106,650	$106,650
	Total Maximum	$118,500	$118,500

Series #89PS1	Per Unit	$82.50	$82.50
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #90FM1	Per Unit	$8.25	$8.25
	Total Minimum	$14,850	$14,850
	Total Maximum	$16,500	$16,500

Series #83FB1	Per Unit	$70.00	$70.00
	Total Minimum	$315,000	$315,000
	Total Maximum	$350,000	$350,000

Series #98DV1	Per Unit	$65.00	$65.00
	Total Minimum	$117,000	$117,000
	Total Maximum	$130,000	$130,000

Series #06FS1	Per Unit	$39.80	$39.80
	Total Minimum	$174,125	$174,125
	Total Maximum	$209,000	$209,000

Series #93XJ1	Per Unit	$99.00	$99.00
	Total Minimum	$445,500	$445,500
	Total Maximum	$495,000	$495,000

Series #02AX1	Per Unit	$54.00	$54.00
	Total Minimum	$97,200	$97,200
	Total Maximum	$108,000	$108,000

Series #99LE1	Per Unit	$34.75	$34.75
	Total Minimum	$62,550	$62,550
	Total Maximum	$69,500	$69,500

Series #91MV1	Per Unit	$19.00	$19.00
	Total Minimum	$34,200	$34,200
	Total Maximum	$38,000	$38,000

Series #92LD1	Per Unit	$55.00	$55.00
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #94DV1	Per Unit	$28.75	$28.75
	Total Minimum	$51,750	$51,750
	Total Maximum	$57,500	$57,500

Series #00FM1	Per Unit	$24.75	$24.75
	Total Minimum	$44,550	$44,550
	Total Maximum	$49,500	$49,500

Series #72MC1	Per Unit	$62.25	$62.25
	Total Minimum	$112,050	$112,050
	Total Maximum	$124,500	$124,500

Series #06FG1	Per Unit	$64.00	$64.00
	Total Minimum	$288,000	$288,000
	Total Maximum	$320,000	$320,000

Series #11BM1	Per Unit	$42.00	$42.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #80LC1	Per Unit	$127.00	$127.00
	Total Minimum	$571,500	$571,500
	Total Maximum	$635,000	$635,000

Series #02BZ1	Per Unit	$65.00	$65.00
	Total Minimum	$175,500	$175,500
	Total Maximum	$195,000	$195,000

Series #88BM1	Per Unit	$47.00	$47.00
	Total Minimum	$126,900	$126,900
	Total Maximum	$141,000	$141,000

Series #63CC1	Per Unit	$63.00	$63.00
	Total Minimum	$113,400	$113,400
	Total Maximum	$126,000	$126,000

Series #76PT1	Per Unit	$63.30	$63.30
	Total Minimum	$170,910	$170,910
	Total Maximum	$189,900	$189,900

Series #75RA1	Per Unit	$28.00	$28.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #65AG1	Per Unit	$89.25	$89.25
	Total Minimum	$160,650	$160,650
	Total Maximum	$178,500	$178,500

Series #93FS1	Per Unit	$68.75	$68.75
	Total Minimum	$123,750	$123,750
	Total Maximum	$137,500	$137,500

Series 2003 Porsche 911 GT2	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #61JE1	Per Unit	$82.00	$82.00
	Total Minimum	$221,400	$221,400
	Total Maximum	$246,000	$246,000

Series #90MM1	Per Unit	$5.32	$5.32
	Total Minimum	$23,940	$23,940
	Total Maximum	$26,600	$26,600

Series #65FM1	Per Unit	$41.25	$41.25
	Total Minimum	$74,250	$74,250
	Total Maximum	$82,500	$82,500

Series #88PT1	Per Unit	$30.00	$30.00
	Total Minimum	$54,990	$54,990
	Total Maximum	$66,000	$66,000

Series #94LD1	Per Unit	$119.50	$119.50
	Total Minimum	$537,750	$537,750
	Total Maximum	$597,500	$597,500

Series #99SS1	Per Unit	$137.50	$137.50
	Total Minimum	$110,000	$110,000
	Total Maximum	$137,500	$137,500

Series #94FS1	Per Unit	$72.50	$72.50
	Total Minimum	$116,000	$116,000
	Total Maximum	$145,000	$145,000

Series #61MG1	Per Unit	$68.00	$68.00
	Total Minimum	$306,000	$306,000
	Total Maximum	$340,000	$340,000

Series #92CC1	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #89FT1	Per Unit	$45.00	$45.00
	Total Minimum	$144,000	$144,000
	Total Maximum	$180,000	$180,000

Series #89FG1	Per Unit	$26.25	$26.25
(4)	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #72FG1	Per Unit	$63.00	$63.00
(4)	Total Minimum	$287,290	$287,290
	Total Maximum	$345,000	$345,000

Series #82AB1	Per Unit	$58.86	$58.86
(4)	Total Minimum	$107,897	$107,897
	Total Maximum	$129,500	$129,500

Series #90ME1	Per Unit	$137.50	$137.50
	Total Minimum	$247,500	$247,500
	Total Maximum	$275,000	$275,000

Series #99FG1	Per Unit	$66.25	$66.25
(4)	Total Minimum	$121,436	$121,436
	Total Maximum	$145,750	$145,750

Series #12MM1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$112,500	$112,500
	Total Maximum	$125,000	$125,000

Series #91DP1	Per Unit	$79.50	$79.50
(4)	Total Minimum	$357,750	$357,750
	Total Maximum	$397,500	$397,500

Series #82AV1	Per Unit	$148.75	$148.75
	Total Minimum	$267,750	$267,750
	Total Maximum	$297,500	$297,500

Series #88LL1	Per Unit	$146.00	$146.00
	Total Minimum	$233,600	$233,600
	Total Maximum	$292,000	$292,000

Series #66AV1	Per Unit	$161.67	$161.67
(4)	Total Minimum	$388,000	$388,000
	Total Maximum	$485,000	$485,000

Series #55MG1	Per Unit	$1,250.00	$1,250.00
(4)	Total Minimum	$1,000,000	$1,000,000
	Total Maximum	$1,250,000	$1,250,000

Series #65PT1	Per Unit	$67.50	$67.50
(4)	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #72FG2	Per Unit	$98.33	$98.33
	Total Minimum	$236,000	$236,000
	Total Maximum	$295,000	$295,000

Series #73FD1	Per Unit	$142.50	$142.50
(4)	Total Minimum	$228,000	$228,000
	Total Maximum	$285,000	$285,000

Series #76FG1	Per Unit	$37.00	$37.00
(4)	Total Minimum	$148,000	$148,000
	Total Maximum	$185,000	$185,000

Series #89NG1	Per Unit	$26.67	$26.67
(4)	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #90FF1	Per Unit	$410.00	$410.00
(4)	Total Minimum	$984,000	$984,000
	Total Maximum	$1,230,000	$1,230,000

Series #95BE1	Per Unit	$170.00	$170.00
(4)	Total Minimum	$680,000	$680,000
	Total Maximum	$850,000	$850,000

Series #99LD1	Per Unit	$172.50	$172.50
(4)	Total Minimum	$276,000	$276,000
	Total Maximum	$345,000	$345,000

Series #67FG1	Per Unit	$208.33	$208.33
(4)	Total Minimum	$500,000	$500,000
	Total Maximum	$625,000	$625,000

Series #67CC1	Per Unit	$100.00	$100.00
(4)	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #64AD1	Per Unit	$189.00	$189.00
(4)	Total Minimum	$756,000	$756,000
	Total Maximum	$945,000	$945,000

Series #95FM1	Per Unit	$230.00	$230.00
(4)	Total Minimum	$368,000	$368,000
	Total Maximum	$460,000	$460,000

Series #91GS1	Per Unit	$7.90	$7.90
(4)	Total Minimum	$35,550	$35,550
	Total Maximum	$43,450	$43,450

Series #87FF1	Per Unit	$118.00	$118.00
(4)	Total Minimum	$106,200	$106,200
	Total Maximum	$129,800	$129,800

Series #67FS1	Per Unit	$48.75	$48.75
(4)	Total Minimum	$156,000	$156,000
	Total Maximum	$195,000	$195,000

Series #72PT1	Per Unit	$110.00	$110.00
(4)	Total Minimum	$176,000	$176,000
	Total Maximum	$220,000	$220,000

Series #08TR1	Per Unit	$20.00	$20.00
(4)	Total Minimum	$80,000	$80,000
	Total Maximum	$100,000	$100,000

Series #63PT1	Per Unit	$70.00	$70.00
(4)	Total Minimum	$123,200	$123,200
	Total Maximum	$154,000	$154,000

Series #61JC1	Per Unit	$65.00	$65.00
(4)	Total Minimum	$156,000	$156,000
	Total Maximum	$195,000	$195,000

Series #55MS1	Per Unit	$97.50	$97.50
(4)	Total Minimum	$171,600	$171,600
	Total Maximum	$214,500	$214,500

Series #67MS1	Per Unit	$80.00	$80.00
(4)	Total Minimum	$128,000	$128,000
	Total Maximum	$160,000	$160,000

Series #94BE1	Per Unit	$200.00	$200.00
(4)	Total Minimum	$880,000	$880,000
	Total Maximum	$1,100,000	$1,100,000

Series #99FF1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$110,000	$110,000
	Total Maximum	$137,500	$137,500

Series #89FG2	Per Unit	$75.00	$75.00
(4)	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #79PT1	Per Unit	$74.75	$74.75
(4)	Total Minimum	$119,600	$119,600
	Total Maximum	$149,500	$149,500

Series #69PN1	Per Unit	$19.00	$19.00
(4)	Total Minimum	$76,000	$76,000
	Total Maximum	$95,000	$95,000

Series #68CC1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #90FT1	Per Unit	$41.25	$41.25
(4)	Total Minimum	$66,000	$66,000
	Total Maximum	$82,500	$82,500

Series #83PN1	Per Unit	$9.60	$9.60
(4)	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #78MM1	Per Unit	$97.50	$97.50
(4)	Total Minimum	$78,000	$78,000
	Total Maximum	$97,500	$97,500

Series #81DD1	Per Unit	$22.50	$22.50
(4)	Total Minimum	$54,000	$54,000
	Total Maximum	$67,500	$67,500

Series #98AX1	Per Unit	$105.00	$105.00
(4)	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

(1) Dalmore Group, LLC (the “Broker” or “Dalmore”) will be acting as a broker of record and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” on page 370 and page 371 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” on page 370 and page 371 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information. For all offerings of the Company which closed or launch prior to the agreement with DriveWealth, signed on March 2, 2018, interests are transferred into the DriveWealth brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the Broker, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, the “Platform”, as described in greater detail under “Plan of Distribution and Subscription Procedure” on page 365 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information.

(4) Amounts for Series are subject to final execution of purchase option agreements or purchase agreements.

RSE Collection, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “RSE Collection” or the “Company”) is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in blue or yellow in the “Interests in Series Covered by this Amendment” section. Series not highlighted in blue or yellow have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the Broker, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the Broker is registered as a broker-dealer.  For the avoidance of doubt, the Broker does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.”  See “Description of the Interests Offered” on page 73 of the Post-Qualification Amendment to Offering Circular No. 16 for additional information regarding the Interests.

The Company is managed by RSE Markets, Inc., a Delaware corporation (the “Manager”). RSE Markets will also serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ asset management agreement.

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible automobiles, collectively referred to as “Automobile Assets” or the “Asset Class”, for the benefit of the investors. The Series assets referenced in the Interests in Series Covered by this Amendment section may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.” Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Automobile Seller” or the “Asset Seller”. See “Description of the Business” on page 374 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information regarding the Asset Class.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s collection of Underlying Assets at the Membership Experience Programs.

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”.  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the Broker is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” on page 365 of the Post-Qualification Amendment to Offering Circular No. 15 and “Description of Interests Offered” on page 73 of the Post-Qualification Amendment to Offering Circular No. 16 for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a

Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” on page 30 of the Post-Qualification Amendment to Offering Circular No. 16 and “Cautionary Note Regarding Forward-Looking Statements” on page 12 of the Post-Qualification Amendment to Offering Circular No. 15 for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on page 30 of the Post-Qualification Amendment to Offering Circular No. 16.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the “Risk Factors” section on page 30 of the Post-Qualification Amendment to Offering Circular No. 16 for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

Incorporation by Reference of Offering Circular1

Interests in series covered by this amendment2

OFFERING SUMMARY34

RISK FACTORS41

AMENDED AND RESTATED USE OF PROCEEDS – Series #91GS156

DESCRIPTION OF THE SERIES GMC SYCLONE58

AMENDED AND RESTATED USE OF PROCEEDS – Series #87FF161

DESCRIPTION OF THE SERIES FERRARI 41263

AMENDED AND RESTATED USE OF PROCEEDS – Series #67FS165

DESCRIPTION OF THE SERIES FORD SHELBY GT50067

AMENDED AND RESTATED USE OF PROCEEDS – Series #72PT169

DESCRIPTION OF THE SERIES 1972 911S TARGA71

AMENDED AND RESTATED USE OF PROCEEDS – Series #08TR173

DESCRIPTION OF THE SERIES 2008 TESLA SIGNATURE 10075

USE OF PROCEEDS – Series #63PT177

DESCRIPTION OF THE SERIES PORSCHE 356 SUPER 9079

USE OF PROCEEDS – Series #61JC181

DESCRIPTION OF THE SERIES 1961 JAGUAR E-TYPE COUPE83

USE OF PROCEEDS – Series #55MS185

DESCRIPTION OF THE SERIES MERCEDES 190SL87

USE OF PROCEEDS – Series #67MS189

DESCRIPTION OF THE SERIES MERCEDES-BENZ 250SL91

USE OF PROCEEDS – Series #94BE193

DESCRIPTION OF THE SERIES 1994 BUGATTI EB110 SS95

USE OF PROCEEDS – Series #99FF197

DESCRIPTION OF THE SERIES 1999 FERRARI F35599

USE OF PROCEEDS – Series #89FG2101

DESCRIPTION OF THE SERIES 1989 FERRARI 328 II103

USE OF PROCEEDS – Series #79PT1105

DESCRIPTION OF THE SERIES 1979 PORSCHE 930 TURBO107

USE OF PROCEEDS – Series #69PN1109

DESCRIPTION OF THE SERIES 1969 PORSCHE 912111

USE OF PROCEEDS – Series #68CC1113

DESCRIPTION OF THE SERIES 1968 CHEVROLET CORVETTE115

USE OF PROCEEDS – Series #90FT1117

DESCRIPTION OF THE SERIES 1990 FERRARI MONDIAL T119

USE OF PROCEEDS – Series #83PN1121

DESCRIPTION OF THE SERIES 1983 PORSCHE 928123

USE OF PROCEEDS – Series #78MM1125

DESCRIPTION OF THE SERIES 1978 MASERATI MERAK127

USE OF PROCEEDS – Series #81DD1129

DESCRIPTION OF THE SERIES DELOREAN DMC-12131

USE OF PROCEEDS – Series #98AX1133

DESCRIPTION OF THE SERIES 1998 ACURA NSX135

DESCRIPTION OF INTERESTS OFFERED137

RSE COLLECTION, LLC FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

1

Incorporation by Reference of Offering Circular

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-10717) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Post-Qualification Amendment to Offering Circular No. 17 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Plan of Distribution and Subscription Procedure

Compensation

Principal Interest Holders

2.Part II of the Post-Qualification Amendment to Offering Circular No. 16 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Potential Conflicts of Interest

Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 16

3.Part II of the Post-Qualification Amendment to Offering Circular No. 15 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Cautionary Statement Regarding Forward-Looking Statements

Dilution

Use of Proceeds and Asset Descriptions through Post-Qualification Amendment to Offering Circular No. 15

Description of the Business

Management

Material United States Tax Considerations

Where to Find Additional Information

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

2

Interests in series covered by this amendment

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Automobile Seller” or “Asset Seller”.

Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#77LE1 / Series #77LE1		1977 Lotus Esprit S1	$38.85	$77,700		Upfront Purchase	11/17/2016	4/13/2017	Closed	$3,443	2000

• Acquired Underlying Asset for $69,400 on 10/03/2016
• Acquisition financed through a $69,400 loan from an officer of the Manager
• $77,700 Offering closed on 04/13/2017 and the loan plus $241 of accrued interest and other obligations were repaid with the proceeds
• (3) (5)

#69BM1 / Series Boss Mustang	8/10/2017	1969 Ford Mustang Boss 302	$57.50	$115,000		Upfront Purchase	11/20/2017	2/7/2018	Closed	$2,986	2000

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an officer of the Manager
• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds
• (3)

#85FT1 / Series Ferrari Testarossa	9/14/2017	1985 Ferrari Testarossa	$82.50	$165,000	Upfront Purchase	11/23/2017	2/15/2018	Closed	($17,859)	2000

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)
• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds
• (3)

#88LJ1 / Series Lamborghini Jalpa	9/14/2017	1988 Lamborghini Jalpa	$67.50	$135,000	Upfront Purchase	2/9/2018	4/12/2018	Closed	$578	2000

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an officer of the Manager
• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds
• (3)

#55PS1 / Series Porsche Speedster	9/14/2017	1955 Porsche 356 Speedster	$212.50	$425,000	Purchase Option Agreement	4/2/2018	6/6/2018	Closed	($3,357)	2000

• Purchase option agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an officer of the Manager and a payment of $155,000 was made and financed through a payment by the Manager
• $425,000 Offering closed on 06/06/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• (3)

#95BL1 / Series BMW M3 Lightweight	5/24/2018	1995 BMW E36 M3 Lightweight	$59.25	$118,500	Upfront Purchase	6/1/2018	7/12/2018	Closed	($444)	2000

• Acquired Underlying Asset for $112,500 on 03/28/2018 financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on 07/12/2018 and all loans and other obligations were repaid with the proceeds
• (3)

#89PS1 / Series Porsche 911 Speedster	7/20/2018	1989 Porsche 911 Speedster	$82.50	$165,000	Purchase Option Agreement for minority equity stake	7/23/2018	7/31/2018	Closed	$1,771	2000

• Purchase option agreement to acquire minority equity stake (38%) in Underlying Asset entered on 06/21/2018 for a total cash consideration of $61,000, which valued Underlying Asset at $160,000
• $165,000 Offering closed on 07/31/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• The Asset Seller ultimately retained 60% of Interests
• (3)

#90FM1 / Series Ford Mustang 7-Up Edition	7/20/2018	1990 Ford Mustang 7Up Edition	$8.25	$16,500	Purchase Option Agreement for majority equity stake	7/24/2018	7/31/2018	Closed	$464	2000

• Purchase option agreement to acquire majority equity stake (72%) in Underlying Asset entered on 06/15/2018 for a total cash consideration of $10,375, which valued the Underlying Asset at $14,500
• $16,500 Offering closed on 07/31/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• The Asset Seller ultimately retained 25% of Interests
• (3)

#83FB1 / Series Ferrari 512	3/29/2018	1983 Ferrari 512 BBi	$70.00	$350,000	Purchase Option Agreement	7/23/2018	9/5/2018	Closed	$9,162	5000

• Purchase option agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the purchase option agreement and other obligations were repaid with the proceeds
• (3)

#98DV1 / Series Dodge Viper GTS-R	9/17/2018	1998 Dodge Viper GTS-R	$65.00	$130,000	Upfront Purchase	9/27/2018	10/10/2018	Closed	$2,314	2000

• Acquired Underlying Asset for $120,000 on 06/28/2018 financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an officer of the Manager
• $130,000 Offering closed on 10/10/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

#06FS1 / Series Ferrari F430 Spider	9/17/2018	2006 Ferrari F430 Spider "Manual"	$39.80	$199,000	Purchase Option Agreement	10/12/2018	10/19/2018	Sold	$774	5000

• Purchase option agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• $227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

#93XJ1 / Series Jaguar XJ220	3/29/2018	1993 Jaguar XJ220	$99.00	$495,000	Purchase Option Agreement	8/22/2018	11/6/2018	Closed	($7,373)	5000

• Purchase option agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 07/03/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 08/02/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on 11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds
• (3)

#02AX1 / Series Acura NSX-T	11/16/2018	2002 Acura NSX-T	$54.00	$108,000	Upfront Purchase	11/16/2018	11/30/2018	Closed	$1,944	2000

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

#99LE1 / Series Lotus Sport 350	11/16/2018	1999 Lotus Esprit Sport 350	$34.75	$69,500	Upfront Purchase	11/23/2018	12/4/2018	Closed	$1,770	2000

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

#91MV1 / Series Mitsubishi VR4	11/16/2018	1991 Mitsubishi 3000GT VR4	$19.00	$38,000	Upfront Purchase	11/28/2018	12/7/2018	Closed	$600	2000

• Acquired Underlying Asset for $33,950 on 10/15/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#92LD1 / Series Lancia Martini 5	11/16/2018	1992 Lancia Delta Integrale Evo "Martini 5"	$55.00	$165,000	Upfront Purchase	12/7/2018	12/26/2018	Closed	$2,219	3000

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#94DV1 / Series Dodge Viper RT/10	11/16/2018	1994 Dodge Viper RT/10	$28.75	$57,500	Purchase Option Agreement	12/11/2018	12/26/2018	Closed	$1,841	2000

• Purchase option agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/29/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

#00FM1 / Series Ford Mustang Cobra R	12/6/2018	2000 Ford Mustang Cobra R	$24.75	$49,500	Upfront Purchase	12/21/2018	1/4/2019	Sold	$862	2000

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

#72MC1 / Series Mazda Cosmo Sport	12/6/2018	1972 Mazda Cosmo Sport Series II	$62.25	$124,500	Purchase Option Agreement for majority equity stake	12/28/2018	1/4/2019	Closed	$2,474	2000

• Purchase option agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018, which valued Underlying Asset at $115,000
• $124,500 Offering closed on 01/04/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• The Asset Seller ultimately retained 40% of Interests
• (3)

#06FG1 / Series Ford GT	12/6/2018	2006 Ford GT	$64.00	$320,000	Purchase Agreement	12/14/2018	1/8/2019	Closed	$3,198	5000

• Purchase agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds
• (3)

#11BM1 / Series BMW 1M	12/6/2018	2011 BMW 1M	$42.00	$84,000	Purchase Option Agreement	1/8/2019	1/25/2019	Closed	$517	2000

• Purchase option agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

#80LC1 / Series Lamborghini Countach LP400 S Turbo	9/17/2018	1980 Lamborghini Countach LP400 S Turbo	$127.00	$635,000	Purchase Option Agreement for majority equity stake	1/17/2019	2/8/2019	Closed	$9,216	5000

• Purchase option agreement to acquire a majority equity stake (92.2%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• The Asset Seller ultimately retained 7.50% of Interests
• (3)

#02BZ1 / Series BMW Z8	12/6/2018	2002 BMW Z8	$65.00	$195,000	Purchase Agreement	1/6/2019	2/8/2019	Closed	$2,620	3000

• Purchase agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the purchase agreement and other obligations repaid with the proceeds
• (3)

#88BM1 / Series BMW E30 M3	12/6/2018	1988 BMW E30 M3	$47.00	$141,000	Upfront Purchase	1/11/2019	2/25/2019	Closed	$226	3000

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#63CC1 / Series Corvette Split Window	3/6/2019	1963 Chevrolet Corvette Split Window	$63.00	$126,000	Upfront Purchase	3/8/2019	3/18/2019	Closed	$1,553	2000

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#76PT1 / Series Porsche Turbo Carrera	3/6/2019	1976 Porsche 911 Turbo Carrera	$63.30	$189,900	Upfront Purchase	3/15/2019	3/22/2019	Closed	$1,793	3000

• Acquired the Underlying Asset for $179,065 on 12/5/2018 financed through a non-interest-bearing payment from the Manager
• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#75RA1 / Series Renault Alpine A110	3/6/2019	1975 Renault Alpine A110 1300	$28.00	$84,000	Purchase Agreement	3/29/2019	4/9/2019	Closed	$3,732	3000

• Purchase agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/27/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#65AG1 / Series Alfa Romeo Giulia SS	3/6/2019	1965 Alfa Romeo Giulia Sprint Speciale	$89.25	$178,500	Upfront Purchase	4/5/2019	4/16/2019	Closed	$1,903	2000

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#93FS1 / Series Ferrari 348TS SS	3/6/2019	1993 Ferrari 348TS Serie Speciale	$68.75	$137,500	Purchase Option Agreement	4/12/2019	4/22/2019	Closed	$1,272	2000

• Purchase option agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019
• Down-payment of $10,000 on 01/22/2019 and final payment of $120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager
• $137,500 Offering closed on 04/22/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

2003 Porsche 911 GT2			Cancelled / Underlying Asset Sold Pre-Offering

• Purchase option agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018
• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/28/2019 were made and financed through non-interest-bearing payments from the Manager
• $110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering

#61JE1 / Series Jaguar E-Type	3/6/2019	1961 Jaguar E-Type	$82.00	$246,000	Upfront Purchase	4/19/2019	4/26/2019	Closed	$3,858	3000

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#90MM1 / Series Mazda Miata	3/6/2019	1990 Mazda Miata MX-5	$5.32	$26,600	Purchase Option Agreement	4/17/2019	4/26/2019	Closed	$918	5000

• Purchase option agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

#65FM1 / Series Mustang Fastback	3/6/2019	1965 Ford Mustang 2+2 Fastback	$41.25	$82,500	Purchase Agreement	5/3/2019	7/18/2019	Closed	$1,966	2000

• Purchase agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/08/2019 and final payment of $35,000 on 03/12/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#88PT1 / Series Porsche 944 Turbo S	11/16/2018	1988 Porsche 944 Turbo S	$30.00	$66,000	Purchase Option Agreement	5/10/2019	7/18/2019	Closed	($2,214)	2200

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of 12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds
• (3)

#94LD1 / Series Lamborghini Diablo Jota	12/6/2018	1994 Lamborghini Diablo SE30 Jota	$119.50	$597,500	Purchase Agreement	7/12/2019	8/6/2019	Closed	$11,251	5000

• Purchase agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#99SS1 / Series Shelby Series 1	8/9/2019	1999 Shelby Series 1	$137.50	$137,500	Upfront Purchase	9/4/2019	9/11/2019	Closed	$1,815	1000

• Acquired Underlying Asset for $126,575 on 04/29/2019 financed through a non-interest-bearing payment from the Manager
• $137,500 Offering closed on 09/12/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#94FS1 / Series Ferrari 348 Spider	8/9/2019	1994 Ferrari 348 Spider	$72.50	$145,000	Purchase Agreement	9/12/2019	9/17/2019	Closed	$669	2000

• Purchase option agreement to acquire the Underlying Asset for $135,399 entered on 04/26/2019
• Downpayment of $13,500 on 04/29/2019, additional payment of $350 on 06/17/2019 and final payment of $121,549 on 07/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $145,000 Offering closed on 09/17/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#61MG1 / Series Maserati 3500GT	3/6/2019	1961 Maserati 3500GT	$68.00	$340,000	Purchase Agreement	9/20/2019	9/30/2019	Closed	$4,613	5000

• Purchase agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager
• $340,000 Offering closed on 09/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#92CC1 / Series Corvette ZR1	8/9/2019	1992 Chevrolet Corvette ZR1	$26.25	$52,500		Purchase Option Agreement	9/27/2019	10/2/2019	Closed	$2,875	2000

• Purchase option agreement to acquire the Underlying Asset for $45,000 entered on 04/29/2019
• Underlying Asset was acquired on 07/02/2019 with payment of $45,000 financed through a non-interest-bearing payment from the Manager
• $52,500 Offering closed on 10/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#89FT1 / Series Ferrari Testarossa	8/9/2019	1989 Ferrari Testarossa	$45.00	$144,000	$180,000	Purchase Option Agreement	10/4/2019	Q4 2019 or Q1 2020	Open	($400)	3200	4000

• Purchase option agreement to acquire Underlying Asset for $172,500 entered on 3/20/2019
• Underlying Asset was acquired on 06/10/2019 with payment of $172,500 financed through a non-interest-bearing payment from the Manager

#89FG1 / Series Ferrari 328 GTS	8/9/2019	1989 Ferrari 328 GTS	$26.25	$84,000	$105,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$863	3200	4000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#72FG1 / Series Ferrari 365 GTC/4	9/17/2018	1972 Ferrari 365 GTC/4	$63.00	$287,290	$345,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,304	4560	5476	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#82AB1 / Series Alpina B6	11/16/2018	1982 Alpina B6 2.8	$58.86	$107,897	$129,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$4,837	1833	2200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#90ME1 / Series Mercedes Evo II	11/16/2018	1990 Mercedes 190E 2.5-16 Evo II	$137.50	$247,500	$275,000	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$8,413	1800	2000	• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
#99FG1 / Series Ferrari 456M GT	11/16/2018	1999 Ferrari 456M GT	$66.25	$121,436	$145,750	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$2,793	1833	2200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#12MM1 / Series McLaren MP4-12C	3/6/2019	2012 McLaren MP4-12C	$62.50	$112,500	$125,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,775	1800	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#91DP1 / Series DeTomaso Pantera	3/6/2019	1991 DeTomaso Pantera Si	$79.50	$357,750	$397,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$2,617	4500	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#82AV1 / Series Aston Martin Oscar India	3/6/2019	1982 Aston Martin V8 Vantage Oscar India	$148.75	$267,750	$297,500	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,867	1800	2000	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager
#88LL1 / Series Lamborghini LM002	8/9/2019	1988 Lamborghini LM002	$146.00	$233,600	$292,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,115	1600	2000

• Purchase option agreement to acquire Underlying Asset for $275,000 entered on 3/22/2019
• Downpayment of $27,500 on 4/3/2019 and final payment of $247,500 on 05/7/2019 were made and financed through non-interest-bearing payments from the Manager

#66AV1 / Series Aston Martin DB6 Vantage	8/9/2019	1966 Aston Martin DB6 Vantage	$161.67	$388,000	$485,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$16,413	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#55MG1 / Series Mercedes 300SL	8/9/2019	1955 Mercedes-Benz 300SL	$1,250.00	$1,000,000	$1,250,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$10,125	800	1000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#65PT1 / Series Porsche 356 SC	8/9/2019	1965 Porsche 356 SC	$67.50	$108,000	$135,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$8,838	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#72FG2 / Series 2 Ferrari 365 GTC/4	8/9/2019	1972 Ferrari 365 GTC/4	$98.33	$236,000	$295,000	Purchase Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$6,038	2400	3000

• Purchase agreement to acquire the Underlying Asset for $275,000 entered on 05/13/2019 with expiration on 07/13/2019
• Down-payment of $27,500 on 06/4/2019 was made and financed through a non-interest-bearing payment from the Manager

#73FD1 / Series Ferrari Dino GTS	8/9/2019	1973 Ferrari 246 Dino GTS	$142.50	$228,000	$285,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$11,213	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#76FG1 / Series Ferrari 308 Vetroresina	8/9/2019	1976 Ferrari 308 GTB	$37.00	$148,000	$185,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,133	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#89NG1 / Series Nissan GT-R	8/9/2019	1989 Nissan GT-R Skyline	$26.67	$64,000	$80,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$3,760	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#90FF1 / Series Ferrari F40	8/9/2019	1990 Ferrari F40	$410.00	$984,000	$1,230,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$65,175	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#95BE1 / Series Bugatti EB110	8/9/2019	1995 Bugatti EB110	$170.00	$680,000	$850,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$49,525	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#99LD1 / Series Lamborghini VT Roadster	8/9/2019	1999 Lamborghini VT Roadster	$172.50	$276,000	$345,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$6,983	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#67FG1 / Series 1967 Ferrari 330 GTC	9/11/2019	1967 Ferrari 330 GTC	$208.33	$500,000	$625,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$5,263	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#67CC1 / Series 1967 Chevrolet Corvette	9/11/2019	1967 Chevrolet Corvette 427/435 L71	$100.00	$160,000	$200,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$11,200	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#64AD1 / Series Aston Martin DB5	9/11/2019	Aston Martin DB5	$189.00	$756,000	$945,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$6,163	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#95FM1 / Series Ferrari 512 M	9/11/2019	1995 Ferrari 512 M	$230.00	$368,000	$460,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$17,150	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#91GS1 / Series GMC Syclone	11/16/2018	1991 GMC Syclone	$7.90	$35,550	$43,450	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$5,653	4500	5500	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#87FF1 / Series Ferrari 412	3/6/2019	1987 Ferrari 412	$118.00	$106,200	$129,800	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$12,603	900	1100	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#67FS1 / Series Ford Shelby GT500	8/9/2019	1967 Ford Shelby GT500	$48.75	$156,000	$195,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$17,788	3200	4000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#72PT1 / Series 1972 911S Targa	9/11/2019	1972 Porsche 911S Targa	$110.00	$176,000	$220,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$5,850	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#08TR1 / Series 2008 Tesla Signature 100 Roadster	9/11/2019	2008 Tesla Signature 100 Roadster	$20.00	$80,000	$100,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$17,950	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#63PT1 / Series Porsche 356 Super 90		1963 Porsche 356 Super 90	$70.00	$123,200	$154,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$12,250	1760	2200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#61JC1 / Series 1961 Jaguar E-Type Coupe		1961 Jaguar E-Type FHC	$65.00	$156,000	$195,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$1,288	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#55MS1 / Series Mercedes 190SL		1955 Mercedes-Benz 190SL	$97.50	$171,600	$214,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$6,288	1760	2200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#67MS1 / Series Mercedes-Benz 250SL		1967 Mercedes-Benz 250SL 5-Speed	$80.00	$128,000	$160,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$12,900	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#94BE1 / Series 1994 Bugatti EB110 SS		1994 EB110 SS Dauer Sportwagen S	$200.00	$880,000	$1,100,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$38,700	4400	5500	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#99FF1 / Series 1999 Ferrari F355		1999 Ferrari 355	$62.50	$110,000	$137,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$6,763	1760	2200	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#89FG2 / Series 1989 Ferrari 328 II		1989 Ferrari 328	$75.00	$120,000	$150,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$13,325	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#79PT1 / Series 1979 Porsche 930 Turbo		1979 Porsche 930 Turbo	$74.75	$119,600	$149,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$834	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#69PN1 / Series 1969 Porsche 912		1969 Porsche 912	$19.00	$76,000	$95,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$9,788	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

#68CC1 / Series 1968 Chevrolet Corvette	1968 Chevrolet Corvette	$62.50	$100,000	$125,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$1,763	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#90FT1 / Series 1990 Ferrari Mondial t	1990 Ferrari Mondial t	$41.25	$66,000	$82,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$5,256	1600	2000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#83PN1 / Series 1983 Porsche 928	1983 Porsche 928	$9.60	$38,400	$48,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$1,220	4000	5000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#78MM1 / Series 1978 Maserati Merak	1978 Maserati Merak	$97.50	$78,000	$97,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$1,994	800	1000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#81DD1 / Series 1981 DeLorean DMC-12	1981 DeLorean DMC-12	$22.50	$54,000	$67,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$519	2400	3000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)
#98AX1 / Series 1998 Acura NSX	1998 Acura NSX-T	$105.00	$84,000	$105,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$2,363	800	1000	• Negotiations for a purchase option agreement to acquire Underlying Asset ongoing • (4)

Note: Upcoming or Open Status represents Series for which no Closing of an Offering has occurred and therefore these values represent expected values. Gray shading represents Series which have been launched but for which no closing has occurred. White and Orange shading represents Series for which a Closing of an Offering has occurred and therefore these values represent actual values, except in the case of the 2003 Porsche 911 GT2 for which was sold prior to the launch of any Offering. Orange represents sale of Series’ Underlying Asset. Blue shading represents Series which have been qualified but not yet launched. Yellow shading represents Series which have not yet been qualified.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Collection, LLC, a Delaware series limited liability company formed August 24, 2016.

Underlying Assets
and Offering Price

Per Interest: It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible automobiles, the Automobile Assets, as the Underlying Assets of the Company.

It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering Price per Interest for each Series is detailed in the Master Series Table.

Securities offered:Investors will acquire membership interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interest in a Series will only have an interest in assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series.  For example, an owner of Interests in Series #69BM1 will only have an interest in the assets, liabilities, profits and losses pertaining to the Series Boss Mustang and its related operations.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Third Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “Operating Agreement”).  The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser”.  See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details.  The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”. Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the Broker is registered.

Manager:RSE Markets, Inc., a Delaware corporation, is the manager of the Company and of each Series.  The Manager, together with its affiliates, will own a minimum of 2% of each Series upon the Closing of an Offering.

Advisory Board:  The Manager has assembled an expert network of advisors with experience in the asset class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker: The Company has entered into an agreement with Dalmore Group, LLC, a New York limited liability company (“Dalmore” or the “Broker”). The Broker will be acting as broker of record and is entitled to a Brokerage Fee as reflected herein. The sale of membership interests is being facilitated by the Broker, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and SIPC, and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the Broker is registered as a broker-dealer. For the avoidance of doubt, the Broker does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

Custodian: The Company has entered into an agreement with DriveWealth, LLC (“DriveWealth” or the “Custodian”), a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where Interests are Series’ of the Company will be sold and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s offerings.  Each Investors’ brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, of the Company will be required to opt-in to allow DriveWealth to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. DriveWealth is a member of FINRA and SIPC.

Minimum and Maximum

Interest purchase:The minimum subscription by an Investor is one (1) Interest in a Series and the maximum subscription by any Investor is for Interests representing 10% of the total Interests of a Series, although such maximum thresholds may be waived by the Manager in its sole discretion.  Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion.   The purchase price, the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription

Offering size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

The Manager and/or its affiliates must own a minimum of 2% of Interests of each Series at the Closing of its applicable Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion.

Escrow Agent:Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager or the Broker that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering Period:There will be a separate closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case, where the Company enters into a purchase options agreement, the Offering may never be launched, or a Closing may not occur, in the case the Company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

Lock-Up Period:Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence starting the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Additional Investors:The Asset Seller may purchase a portion of the Interests in each Series or may be offered Interests of such Series as a portion of the purchase price for such Underlying Asset.

Use of Proceeds: The proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) Brokerage Fee:  A fee payable to the Broker equal to 1.00%  of the gross proceeds of each Offering, as compensation for brokerage services, except in the case of Series #65FM1, Series #88PT1, Series #72FG1, Series #82AB1, Series #99FG1, Series #91GS1, Series #91DP1, Series #12MM1, Series #87FF1, Series #03PG1, Series #90ME1, Series #61MG1, Series #94LD1 and Series#82AV1, where the Brokerage Fee is 0.75% of gross proceeds less any proceeds from Interests purchased by the Manager, its affiliates or the Asset Sellers;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

The Company acquires Underlying Assets through the following methods:

1.Upfront purchase - the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the offering related to the Series

2.Purchase agreement - the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the closing of the offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the closing

3.Purchase option agreement - the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Master Series Table.

(iii) Offering Expenses: In general, these costs include actual legal, accounting, escrow, underwriting, filing, wire-transfer, compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage, escrow, underwriters, printing, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the DriveWealth equal to 0.75% of the amount raised through the Offering, but at a minimum $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into DriveWealth brokerage accounts on behalf of the Interest Holders; In the case of each Series notated in the Master Series Table, and highlighted in gray, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) Acquisition Expenses: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager, a director, an officer or a third person for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans to affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code) and other loans and options accrue as described herein.

(v) Sourcing Fee to the Manager: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in Master Series Table for each Series.

The Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure - Fees and Expenses” sections for further details.

Operating expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each offering notated in the Master Series Table. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No Series generated any revenues in 2017 and we don’t expect any Series to generate any revenue until the late 2019, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, and for the Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:RSE Markets, Inc., a Delaware corporation, will serve as the asset manager responsible for managing each Series’ Underlying Asset (the “Asset Manager”) as described in the Asset Management Agreement for each Series.

Platform:RSE Markets owns and operates a mobile app-based platform called Rally Rd.™ (the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of Interests (facilitated through the Broker), the “Rally Rd.™ Platform” or the “Platform”) through which the Interests are sold.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income (as determined under U.S. generally accepted accounting principles (“GAAP”), plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement for each Series, the Asset Manager will be paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series.  The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the Asset Sellers of its Underlying Asset or the Manager or any of its affiliates, and;

up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Indemnified Parties, Manager, or its affiliates, RSE Markets, or any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors, ” (b) the assets of a Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of

19.9% of a Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, its affiliates, or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether through the Liquidity Platform (described in more detail below), via the Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities. An active market in which investors can resell their Interests may not develop.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state “Blue Sky” law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate offering price of a particular offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in August 2016 and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Underlying Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date.  One business that is affiliated with the Company, has pursued a similar strategy with a different asset class. The Company and the Interests may not gain market acceptance from potential investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably.  This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs, as described in “Description of the Business – Business of the Company”, that would require the Company to own a substantial number of Underlying Assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and its personnel. Our business and operations could be adversely affected if the Manager loses key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for the Manager to maintain the Platform.  As RSE Markets and the Asset Manager have only been in existence since April 2016, respectively, and is an early-stage startup company, it has no significant operating history. Further, while the Asset Manager is also the asset manager for RSE Archive, LLC, another series limited liability company with a similar business model in the collectible and memorabilia asset class, and thus has some similar management experience, experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of

Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential investors may acquire or transfer Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Manager or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Company and the Platform and the Company could lose Investors and the Asset Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs.

System limitations or failures could harm our business and may cause the Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or trading windows, through the Platform and during Trading Windows, resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Manager has and may in future take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial offering, when volume of subscriptions has rapidly increased. In these cases, the Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Interests. This was the case for example for Interests offered in Series #94DV1 Interests.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows (as defined below) will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd. TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the interests would in large part depend on the market supply of and demand for interests during the Trading Window, as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows would happen on a recurring basis, although there can be no assurance that Trading Windows will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window would be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. However, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

 RSE Markets provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of RSE Markets’ products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If a regulator determines that the activities of either the Manager require its registration as a broker-dealer, the Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership interests is being facilitated by the Broker, which is a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the Broker is registered as a broker-dealer. For the avoidance of doubt, the Broker will not solicit purchases and will not make any recommendations regarding the Interests.  Neither the Broker, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If a regulatory authority determines that the Manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If at any time regulators deem the Liquidity Platform a securities exchange or alternative trading system this may require us to cease operating the Platform and will materially and adversely affect your ability to transfer your Interests.

Regulators may determine that the Liquidity Platform (see “Description of the Business – Liquidity Platform”) linked in the Platform may be a securities exchange under the Exchange Act.  While we do not believe that the Liquidity Platform is a securities exchange, if it is deemed to be a securities exchange then we would be required to register as a securities exchange or qualify as an alternative trading system, either of which would significantly increase the overhead of the Manager and could cause Manager to wind down the Platform.  Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your Interests.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Underlying Assets by the Manager or could cause the Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”.  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors”, there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non-“accredited investors” in that Series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Underlying Assets by the Manager or could cause the Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks specific to the Industry and the Asset Class.

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and volatile fuel prices as well as availability of desirable Underlying Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only collectible automobiles) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests.  Furthermore, as collectable automobiles are a collectible item, the value of such collectable automobiles may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value collectible automobiles, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g. American muscle cars).  Demand for high value collectible automobiles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collectible automobile and enthusiast community resulting in changes of which automobile brands and models are most sought after.  Demand for collectible automobiles may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as the availability and cost of financing, prices of parts and components, insurance, storage, transport, fuel costs and governmental regulations, including tariffs, import regulation and other taxes, including taxes on collectible goods, resulting in limitations to the use of collectible automobiles or collectible goods more generally.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Underlying Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business”, the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history). Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets. The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for the Underlying Assets from many different market participants.  While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectible automobile dealers and auction houses continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.

This competition may impact the liquidity of the Interests, as it is dependent on the Company acquiring attractive and desirable Underlying Assets to ensure that there is an appetite of potential investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art or wine, who may decide to enter the Asset Class as well.

Dependence on the brand of the manufacturer of Underlying Assets.

The Underlying Assets of the Company will consist of automobiles from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectible automobiles or parts), or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In particular, the Company does not have the complete ownership history of the Series Boss Mustang from the original sale of the vehicle in 1969 to the purchase of the Series Boss Mustang by the Company in 2016.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs.  Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

 Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs to include items where individual Investors or independent third parties may, be able to become the caretaker of Underlying Assets, for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Potentially high storage, maintenance and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to the Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

Refurbishment and inability to source original parts.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs).  For example, the Company undertook various refurbishments to the Series Lamborghini Jalpa as described in the “Description of the Series Lamborghini Jalpa” section and the Series Jaguar XJ220 as described in the “Description of the Series Jaguar XJ220.”  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or in authentic parts may decrease the value of the Underlying Asset.

Dependence of an Underlying Asset on prior user or association.

The value of an Underlying Asset of the Company may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films (prior to or following the acquisition of the Underlying Asset by the Company). For example, we believe the 911 Speedster has additional value due to its prior ownership by Jerry Seinfeld.  In the event that such person or group loses public affection, then this may adversely impact the value of the Underlying Asset and therefore, the Series of Interests that relate to such Underlying Asset.

Assets may not be held long term

The Company intends to hold the series for an extended period but may receive unsolicited offers to purchase the series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of shareholders, the Underlying Asset would be sold, exited from the Platform with proceeds of the sale distributed to its series’ interest holders, as was the case for Series #00FM1 Interests. Even though the Advisory Board deems the sale to generally beneficial to the majority of shareholders, there might be unique circumstances where not all shareholders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Liquidity Platform or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the Broker is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

AMENDED AND RESTATED USE OF PROCEEDS – Series #91GS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #91GS1 Asset Cost (1)	$33,000	75.95%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	4.60%
	Brokerage Fee	$326	0.75%
	Offering Expenses (2)	$500	1.15%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$271	0.62%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$250	0.58%
	Marketing Materials	$200	0.46%
	Refurbishment & maintenance	$1,250	2.88%
	Sourcing Fee	$5,653	13.01%
	Total Fees and Expenses	$8,450	19.45%
	Total Proceeds	$43,450	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$33,000
Installment 2 Amount	$0
Acquisition Expenses	$1,971

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES GMC SYCLONE

Summary Overview

●Upon completion of the Series #91GS1 Offering, and subject to the execution of a purchase agreement, Series #91GS1 will acquire a 1991 GMC Syclone (at times described  as  the  “GMC Syclone” or “Syclone” throughout  this  Offering  Circular)  as  the underlying asset for Series #91GS1 (the “Series GMC Syclone” or “Series Syclone” or the “Underlying Asset” with respect to Series #91GS1, as applicable), the specifications of which are set forth below.

●When it was released in 1991, the GMC Syclone had a 0-60mph time faster than the Acura NSX and Ferrari 348 and on par with a Lamborghini Diablo.

●GMC produced only 2,995 Syclone’s during its single year of production, making it not only the fastest but also one of the rarest pickup trucks ever produced.

●The Series Syclone is a very low mileage and highly original example, with roughly 3,500 miles on the odometer.

Asset Description

Ownership and Pricing History

The Underlying Asset is a one-owner car recently been acquired on consignment by a specialty dealership in the Northeast.

In 1991, a new GMC Syclone cost $26,000, double the price of a standard GMC Sonoma, yet half the price of the slower-to-60mph Corvette ZR-1. Since officially becoming a 25-year-old classic in early 2016, the Syclone has experienced meaningful appreciation, with the best examples now trading at nearly $50,000.

Vehicle Maintenance History

We believe the original owner stored the Underlying Asset with the intent of long-term preservation as a collectible. The Underlying Asset has a clean Carfax and has been recently inspected and thoroughly serviced.

Design and Features Overview

Exterior:

The GMC Syclone, built on the GMC Sonoma (S-15) platform, was only offered in black, and the Syclone came with a lowered ride height and low-profile tires. The name “Syclone” is written in red lettering across the bottom of both doors, as is standard on all examples.

Specific Exterior Issues to Note:

-None, the car is believed to have all original paint and no known material defects.

-Exterior condition is believed to be commensurate with mileage.

Interior:

The interior of the GMC Syclone features a number of “sporty” elements, including black bucket seats with red piping and “Syclone” insignias on the headrests. The instrument panel is borrowed from a turbocharged Pontiac Sunbird, and the car came standard with AC, tinted glass, and power windows and locks.

Specific Interior Issues to Note:

-None, the interior of Series Syclone retains all of its originality and has minimal wear consistent with the mileage.

Mechanicals:

The Syclone features a turbocharged V6 that produces 270hp, thanks to Mitsubishi-sourced turbochargers. The Syclone came with an all-wheel drive system sourced from the Chevy Astro Minivan and was the first production truck to come standard with anti-lock brakes on all four corners.

Specific Highlights of the Underlying Asset:

-Roughly 3,500 original miles

-Retains original and matching number engine, transmission, and drivetrain

Specific Issues to Note:

-None

Model History and Engineering

In the current marketplace, GMC is known for making luxury, non-performance-oriented trucks. The company had a slightly different mindset back in 1991, when they produced a pickup truck that couldn’t carry more than 500 lbs. in its bed or tow more than 2000 lbs. yet could beat a Ferrari in a drag race. In fact, the Syclone even has a warning label on the sun visor that discouraged drivers from taking the truck off-road. Further adding to the Syclone’s unusual story is the fact that the trucks were produced by a contracted firm, PAS Inc., as GMC was focused on building the standard S-15 pickup and its new SUV, the Jimmy.

Although the purpose of this eccentric truck may be debated, most can agree that the Syclone had staggering performance figures for its time and to this day remains one of the fastest trucks produced at the factory of a major automaker. In a well-known Car and Driver test, a Syclone was pitted against a Ferrari 348 in a race to 60mph and won. The Syclone was truly one of the fastest accelerating production cars on the market at its time, a market that included cars such as the Acura NSX and Corvette ZR-1.

These performance figures were not enough to keep the Syclone in production, and GMC moved on to focus on its other offerings the following year.

Market Assessment

GMC, pickup trucks, and straight-line speed are all core to American car culture, and the Syclone checks all of these boxes. Although the practicality of the car is debatable, we believe the Syclone is one of the most unique and intriguing cars to be produced by an American manufacturer. We believe that its rarity and legacy as the stealthy pickup truck that could out-accelerate supercars, will support continued demand and enthusiasm among the automotive community.

Specifications

Series GMC Syclone
Year	1991
GMC Syclone Production Total	2,995
Engine	4.3L V6 Turbo
Drivetrain	Front-Engine, Rear Wheel Drive
Power	280 hp
Torque	350 lb.-ft
Length	181 in.
Transmission	4 Speed Automatic
Country of Manufacture	United States
0-60	4.5 sec. (est)
¼ Mile	15.4 sec. (est)
Top Speed	126 MPH (est)
Color EXT	Black
Color INT	Black
Documentation	To be confirmed
Condition	Original Condition
Books/manuals/tools	To be confirmed
Restored	No
Paint	To be confirmed
Engine #	To be confirmed
Transmission #	To be confirmed

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series GMC Syclone going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #87FF1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #87FF1 Asset Cost (1)	$110,000	84.75%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.93%
	Brokerage Fee	$974	0.75%
	Offering Expenses (2)	$974	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$250	0.19%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.54%
	Marketing Materials	$500	0.39%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,603	9.71%
	Total Fees and Expenses	$17,300	13.33%
	Total Proceeds	$129,800	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$11,000
Installment 1 Amount	$99,000
Installment 2 Amount	$0
Acquisition Expenses	$2,750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 412

Investment Overview

●Upon completion of the Series #87FF1 Offering, Series #87FF1 will purchase a 1987 Ferrari 412 (at times described as the “412” throughout this Offering Circular) as the underlying asset for Series #87FF1 (the “Series Ferrari 412” or the “Underlying Asset” with respect to Series #87FF1, as applicable), the specifications of which are set forth below.

●The Ferrari 412 was the final iteration of Ferrari’s 2+2 Grand Touring chassis with design by Pininfarina, which traces its roots to the 1970s with the introduction of the 365 GT4 2+2. The Ferrari 412 featured noticeable exterior differences from its predecessors including a higher boot line, deeper front spoiler, and integrated bumper inserts, all of which provided for improved aerodynamics.

●The Ferrari 412 featured an advanced self-leveling rear suspension and was the first Ferrari to incorporate ABS brakes.

●The Ferrari 412 saw only 576 examples built across five years of production. The Series Ferrari 412 is one of only 270 of those cars were built with the optional manual transmission.

●The introduction of the Ferrari 412 in 1985 saw engine displacement increase to 5.0 liters, and power increased to 340 hp. At the time, this was the second largest production engine built by Ferrari, next to the 500 Superfast of the 1960s.

Asset Description

Ownership & Maintenance History

●The Ferrari 412 was never officially offered for sale in the US. The Series Ferrari 412 was imported privately to California by its original owner in 1989. This original owner had the car certified as 50-state US legal, as confirmed by US Dept of Transportation records. The Underlying Asset remained with this original owner for 16 years and was acquired by its second owner, another Southern California resident, in 2005 with 29,363 indicated miles. The third and most recent owner acquired the vehicle in 2016 at which point the car showed 32,056 miles.

●The Series Ferrari 412 comes with a Carfax report and service records dating back to 1999. A major service was performed in 2016 including new A/C compressor and rebuild of both fuel distributors. A more recent service was done to include new spark plugs and wires, ignition rotors and caps, new fuel pumps, rebuilt warm up regulators, new catalytic converters, air hoses, and fuel pressure accumulators, among other maintenance items.

Notable Features

●Original books, tools, Ferrari keys, and spare

●Original leather interior

●Serviced and well-functioning self-leveling rear suspension

●Rare factory color combination

●California Bureau of Automotive Repair certified and 50-state legal

●Comprehensive service and history file

Notable Defects

●Stone chips to nose and front spoiler consistent with normal road use

●Minor rash on both front wheels

●Carpet frayed behind driver’s seat

●Leather shrinkage on top of gauge cluster

Details

Series Ferrari 412
Year	1987
Production Total	576
Mileage	34,230
Engine	4,942 cc V12
Transmission	5 Speed, Manual
Color EXT	Prugna Metallic
Color INT	Crema Leather
Documentation	Carfax and service records
Condition	Excellent, highly original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFYD25B000069189
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 412 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #67FS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #67FS1 Asset Cost (1)	$165,000	84.62%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	2.56%
	Brokerage Fee	$1,950	1.00%
	Offering Expenses (2)	$1,463	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.03%
	Marketing Materials	$500	0.26%
	Refurbishment & maintenance	$1,000	0.51%
	Sourcing Fee	$17,788	9.12%
	Total Fees and Expenses	$25,000	12.82%
	Total Proceeds	$195,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amount listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$165,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Series Detail Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Series Detail Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Series Detail Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FORD SHELBY GT500

Investment Overview

●Upon completion of the Series #67FS1 Offering, Series #67FS1 will purchase a 1967 Ford Shelby GT500 (at times described as the “GT500” or “the Shelby” throughout this Offering Circular) as the underlying asset for Series #67FS1 (the “Series Ford Shelby GT500” or the “Underlying Asset” with respect to Series #67FS1, as applicable), the specification of which are set forth below.

●Introduced in 1967 as the big block brother of the smaller displacement GT350, the GT500 possessed a 7.0L 428 Cubic inch V-8 rated at 355HP. Responsible for a full podium sweep by Ford at the 1966 Le Mans Grand Prix, the GT500’s engine would be dubbed the “Cobra Lemans.”

●The Series Ford Shelby GT500 is 1 of 2048 GT500’s produced presented in its original specifications as it left the factory and one of 420 finished in Night Mist Blue.

●The Series Ford Shelby GT500 has been enjoyed by just two owners from new and retains its original matching number driveline having traveled only 20,244 miles since new.

●Preserved via a full rotisserie restoration, The Series Ford Shelby GT500 is also confirmed authentic by a Marti Report.

Asset Description

Ownership & Maintenance History

●The Series Ford Shelby GT500 was produced new in Fords Iona, Michigan plant in 1967.

●Owned by just two consecutive caretakers, the second would hold the car for 20 years in his Illinois based collection.

●The Series Ford Shelby GT500 Benefits from a full rotisserie restoration between 2006 and 2007 to original specifications.

Notable Features

●20,244 Original Miles

●First year for the GT500

●2 owners since new

●documented in the Shelby Registry

Notable Defects

●No known material defects present.

Details

Series Ford Shelby GT500
Year	1967
Production Total	2048
Mileage	20,224 Miles
Engine	7.0-liter V-8
Transmission	5-speed manual
Color EXT	Night Mist Blue
Color INT	Black
Documentation	Marti Report, Shelby Registry
Condition	Restored
Books	Yes
Restored	Yes
Paint	Full repaint
Vin	67402F2A01280
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ford Shelby GT500 going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #72PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #72PT1 Asset Cost (1)	$205,000	93.18%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	0.91%
	Brokerage Fee	$2,200	1.00%
	Offering Expenses (2)	$1,650	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.14%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	0.91%
	Marketing Materials	$1,000	0.45%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,850	2.66%
	Total Fees and Expenses	$13,000	5.91%
	Total Proceeds	$220,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$205,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1972 911S TARGA

Investment Overview

●Upon completion of the Series #72PT1 Offering, Series #72PT1 will purchase a 1972 Porsche 911S Targa (at times described as the “1972 Targa” throughout this Offering Circular) as the underlying asset for Series #72PT1 (the “Series 1972 911S Targa” or the “Underlying Asset” with respect to Series #72PT1, as applicable), the specifications of which are set forth below.

●Starting in 1972, the 911s was fitted with a larger 2.4L Flat six featuring a more modern Bosch K-Jetronic fuel injection system over the previously carbureted 911’s now producing 210 HP.

●Only 989 S-Spec Targa’s for the 1972 model year.

●The Targa’s distinguishing feature is a large glass wraparound rear window giving it the open-air driving experience of a convertible without the mechanics of a folding top.

Asset Description

Ownership & Maintenance History

●The Series 1972 911S Targa is accompanied by a Porsche Certificate of Authenticity.

●The Series 1972 911S Targa received a rotisserie restoration by Porsche marquee specialist to its original specifications.

●The Series 1972 911S Targa has been well maintained and regularly serviced since restoration.

Notable Features

●Only 989 S-spec Targa’s were built in 1972.

●Verified by a Porsche Certificate of Authenticity.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1972 911S Targa
Year	1972
Production Total	989
Engine	2.4L Flat Six
Transmission	5-speed Manual
Documentation	Service records, Porsche COA
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1972 911S Targa going forward.

AMENDED AND RESTATED USE OF PROCEEDS – Series #08TR1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #08TR1 Asset Cost (1)	$70,000	70.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$7,000	7.00%
	Brokerage Fee	$1,000	1.00%
	Offering Expenses (2)	$750	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.30%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.00%
	Marketing Materials	$1,000	1.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$17,950	17.95%
	Total Fees and Expenses	$23,000	23.00%
	Total Proceeds	$100,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$70,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 2008 TESLA SIGNATURE 100

Investment Overview

●Upon completion of the Series #08TR1 Offering, Series #08TR1 will purchase a 2008 Tesla Signature 100 Roadster (at times described as the “Signature 100 Roadster” throughout this Offering Circular) as the underlying asset for Series #08TR1 (the “Series 2008 Tesla Signature 100 ” or the “Underlying Asset” with respect to Series #08TR1, as applicable), the specifications of which are set forth below.

●Tesla’s first production model, the Tesla Roadster, was first offered in 2008.

●Pre-orders for the first 100 Tesla Roadsters began in 2007 and were sold out within three weeks.

●The first 100 cars were individually numbered and received a special model designation of Signature 100 Roadster.

Asset Description

Ownership & Maintenance History

●The Series 2008 Tesla Signature 100 shows fewer than 5,000 miles from new.

●The Series 2008 Tesla Signature 100 has been recently serviced by Tesla, and upgraded to the 3.0 Battery Pack

Notable Features

●One of 100 Tesla Signature 100 Roadsters built

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 2008 Tesla Signature 100 Roadster
Year	2008
Production Total	100
Engine	3-phase 4-pole AC induction motor
Transmission	1-speed fixed gear
Documentation	Service records, Signature 100 presentation materials, CarFax
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 2008 Tesla Signature 100 Roadster going forward.

USE OF PROCEEDS – Series #63PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #63PT1 Asset Cost (1)	$120,000	85.71%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.43%
	Brokerage Fee	$1,400	1.00%
	Offering Expenses (2)	$1,050	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.21%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.43%
	Marketing Materials	$1,000	0.71%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,250	8.75%
	Total Fees and Expenses	$18,000	12.86%
	Total Proceeds	$140,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES PORSCHE 356 SUPER 90

Investment Overview

●Upon completion of the Series #63PT1 Offering, Series #63PT1 will purchase a 1963 Porsche 356 B 1600 Super 90 Coupe (at times described as the “Super 90” throughout this Offering Circular) as the underlying asset for Series #63PT1 (the “Series Porsche 356 Super 90 ” or the “Underlying Asset” with respect to Series #63PT1, as applicable), the specifications of which are set forth below.

●The Porsche 356 B Super 90 was a rear-engine two-seat sports car produced by Porsche from 1960 to 1963.

●In 1962 the 356 B body was revised to include twin grille engine vents, along with other cosmetic changes.

●The Super 90 was the top engine option for the 1600cc Type 616 engines, so named for its 90 hp output.

Asset Description

Ownership & Maintenance History

●A Certificate of Authenticity from Porsche Cars North America that the Underlying Asset is an original 1963 Super 90 Coupe, and that it retains its original engine and other major mechanical components.

●The Underlying Asset is painted in its original color.

●The Underlying Asset was restored by marque specialists to a high standard.

Notable Features

●The Underlying Asset features the rarest and most powerful 356 B pushrod engine variant.

●The Underlying Asset features the rare and desirable “twin grille” body.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with light usage and a proper restoration.

Details

Series Porsche 356 Super 90
Year	1963
Production Total	1,350
Engine	1600cc 90hp Flat 4
Transmission	4 speed manual
Documentation	Service records, COA
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Porsche 356 Super 90 going forward.

USE OF PROCEEDS – Series #61JC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61JC1 Asset Cost (1)	$185,000	94.87%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.03%
	Brokerage Fee	$1,950	1.00%
	Offering Expenses (2)	$1,463	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.03%
	Marketing Materials	$1,000	0.51%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,288	0.66%
	Total Fees and Expenses	$8,000	4.10%
	Total Proceeds	$195,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$185,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1961 JAGUAR E-TYPE COUPE

Investment Overview

●Upon completion of the Series #61JC1 Offering, Series #61JC1 will purchase a 1961 Jaguar E-type Fixed Head Coupe (at times described as the “FHC” throughout this Offering Circular) as the underlying asset for Series #61JC1 (the “Series 1961 Jaguar E-Type Coupe ” or the “Underlying Asset” with respect to Series #61JC1, as applicable), the specifications of which are set forth below.

●The Jaguar E-Type was a front-engine two-seat GT car produced in three series, with the first series built between 1960-1968.

●The Series Jaguar E-type FHC is among the earliest cars produced and displays features unique to the first year of production.

●Only 631 examples were built during the 1961 model year, with ultimately 33,205 examples built.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is authenticated and verified via a Jaguar Heritage Certificate

●The Underlying Asset has been restored to high standard by a marque specialist

Notable Features

●The Underlying Asset’s model year was the first year of production for the Jaguar E-Type.

●The Underlying Asset features welded louvers and flat floors.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1961 Jaguar E-Type Coupe
Year	1961
Production Total (1961)	631
Engine	3.8L straight six
Transmission	4-Speed Manual
Documentation	Service records, Jaguar Heritage Certificate
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1961 Jaguar E-type Coupe going forward.

USE OF PROCEEDS – Series #55MS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #55MS1 Asset Cost (1)	$180,000	92.31%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.03%
	Brokerage Fee	$1,950	1.00%
	Offering Expenses (2)	$1,463	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.15%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.03%
	Marketing Materials	$1,000	0.51%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,288	3.22%
	Total Fees and Expenses	$13,000	6.67%
	Total Proceeds	$195,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$180,000
Installment 2 Amount	$0
Acquisition Expenses	$3,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MERCEDES 190SL

Investment Overview

●Upon completion of the Series #55MS1 Offering, Series #55MS1 will purchase a 1955 Mercedes 190 SL (at times described as the “190 SL” throughout this Offering Circular) as the underlying asset for Series #55MS1 (the “Series Mercedes 190SL ” or the “Underlying Asset” with respect to Series #55MS1, as applicable), the specifications of which are set forth below.

●The 1955 Mercedes-Benz 190 SL was a front-engine two-seat roadster produced from 1955 to 1963.

●1,727 examples were built in 1955 which was the first year of production. 25,881 examples were ultimately produced through all years of production.

●The 190 SL was Mercedes-Benz’ first normal production sports car introduced since WWII.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been restored to original specifications by marque specialist.

●The Underlying Asset retains its original and numbers matching drivetrain.

Notable Features

●1955 is the rarest model year for the 190 SL.

●The Underlying Asset shows a number of features unique to the first model year.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series Mercedes 190SL
Year	1955
Production Total	25,881
Engine	1.9L inline four cylinder
Transmission	4 Speed Manual
Documentation	Service records, restoration records, Mercedes-Benz Data card
Condition	Restored
Books/manuals/tools	Yes
Restored	No
Paint	Repainted
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mercedes 190SL going forward.

USE OF PROCEEDS – Series #67MS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #67MS1 Asset Cost (1)	$135,000	84.38%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$5,000	3.13%
	Brokerage Fee	$1,600	1.00%
	Offering Expenses (2)	$1,200	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.19%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	1.56%
	Marketing Materials	$1,500	0.94%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,900	8.06%
	Total Fees and Expenses	$20,000	12.50%
	Total Proceeds	$160,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$135,000
Installment 2 Amount	$0
Acquisition Expenses	$4,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MERCEDES-BENZ 250SL

Investment Overview

●Upon completion of the Series #67MS1 Offering, Series #67MS1 will purchase a 1967 Mercedes-Benz 250 SL (at times described as the “250 SL” throughout this Offering Circular) as the underlying asset for Series #67MS1 (the “Series Mercedes-Benz 250SL” or the “Underlying Asset” with respect to Series #67MS1, as applicable), the specifications of which are set forth below.

●The Mercedes-Benz 250 SL was part of the W113 platform, a series of front-engine roadsters produced in three models (230 SL, 250 SL, 280 SL) from 1963 to 1971.

●The 250 SL was produced for one year only in 1967, with a total of 5,196 built; total production across all W113 models was 48,912.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is presented in its original colors with documented recent service work

Notable Features

●The Underlying Asset has original books, manuals, and spare tire.

●The Underlying Asset features air-conditioning.

●The 250 SL was produced as a single model year only.

Notable Defects

●The Underlying Asset shows interior wear and exterior blemishes consistent with mileage and originality.

Details

Series Mercedes-Benz 250SL
Year	1967
Production Total (1967)	5,196
Engine	2.5 L I6
Transmission	Manual Transmission
Documentation	Service records, books, manuals, Mercedes Data card
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mercedes-Benz 250SL.

USE OF PROCEEDS – Series #94BE1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94BE1 Asset Cost (1)	$925,000	92.50%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$10,000	1.00%
	Brokerage Fee	$10,000	1.00%
	Offering Expenses (2)	$7,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.03%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$6,000	0.60%
	Marketing Materials	$2,500	0.25%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$38,700	3.87%
	Total Fees and Expenses	$65,000	6.50%
	Total Proceeds	$1,000,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$925,000
Installment 2 Amount	$0
Acquisition Expenses	$8,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1994 BUGATTI EB110 SS

Investment Overview

●Upon completion of the Series #94BE1 Offering, Series #94BE1 will purchase a 1994 Bugatti EB110 SS Dauer Sportwagen (at times described as the “‘EB110 SS” throughout this Offering Circular) as the underlying asset for Series #94BE1 (the “Series 1994 Bugatti EB110 SS” or the “Underlying Asset” with respect to Series #94BE1, as applicable), the specifications of which are set forth below.

●The EB110 is a limited-edition sportscar built to celebrate the 110th birthday of the company’s founder, Ettore Bugatti.

●The EB110 is powered by a 60-valve, 16-cylinder, quad-turbo engine producing approximately 550 HP in GT specification. In Super Sport specification (SS) the vehicle produced approximately 600 HP, and received upgrade brake, suspension, and aerodynamic components.

●After producing 83 GT models and 30 SS models, Bugatti went bankrupt and four unfinished vehicles, as well as all parts, chassis, and equipment were purchased by Dauer Sportwagen.

●Dauer completed the four unfinished vehicles, and then a further five vehicles using a carbon fiber body of their own design.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been maintained to a high standard.

Notable Features

●The Underlying Asset is one of five carbon fiber Bugatti EB110 SS by Dauer Sportwagen.

●The Underlying Asset features an upgraded SS engine producing approximately 645 hp.

●The Underlying Asset has upgraded SS brakes and suspension.

Notable Defects

●The Condition of the underlying asset is commensurate with the mileage and proper care.

Details

Series 1994 Bugatti EB110 SS
Year	1994
Production Total	122
Engine	3.5 L V16
Transmission	6-Speed Manual
Documentation	Service, EU VAT, correspondence
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1994 Bugatti EB 110SS going forward.

USE OF PROCEEDS – Series #99FF1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99FF1 Asset Cost (1)	$110,000	88.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.40%
	Brokerage Fee	$1,250	1.00%
	Offering Expenses (2)	$938	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.24%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.60%
	Marketing Materials	$750	0.60%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,763	5.41%
	Total Fees and Expenses	$12,000	9.60%
	Total Proceeds	$125,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$110,000
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1999 FERRARI F355

Investment Overview

●Upon completion of the Series #99FF1 Offering, Series #99FF1 will purchase a 1999 Ferrari F355 (at times described as the “F355” throughout this Offering Circular) as the underlying asset for Series #99FT1 (the “Series 1999 Ferrari F355” or the “Underlying Asset” with respect to Series #99FF1, as applicable), the specifications of which are set forth below.

●Ferrari introduced the F355 at the 1994 Geneva Motor Show replacing the 348 in their line of mid-engine V-8 sports cars.

●The F355 was in production from 1995-1999, with 11,273 examples built across all body styles.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is original, retaining its numbers matching drivetrain.

●The Underlying Asset received a recent belt service.

Notable Features

●The Underlying Asset retains original books and tools.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series 1999 Ferrari F355
Year	1999
Production Total	11,273
Engine	3.5 L V-8
Documentation	Service records, CarFax
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1999 Ferrari F355 going forward.

USE OF PROCEEDS – Series #89FG2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89FG2 Asset Cost (1)	$128,000	85.33%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.00%
	Brokerage Fee	$1,500	1.00%
	Offering Expenses (2)	$1,125	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.20%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.33%
	Marketing Materials	$750	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,325	8.88%
	Total Fees and Expenses	$19,000	12.67%
	Total Proceeds	$150,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$128,000
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1989 FERRARI 328 II

Investment Overview

●Upon completion of the Series #89FG2 Offering, Series #89FG2 will purchase a 1989 Ferrari 328 (at times described as the “Ferrari 328 ” throughout this Offering Circular) as the underlying asset for Series #89FG2 (the “Series 1989 Ferrari 328 II ” or the “Underlying Asset” with respect to Series #89FG2, as applicable), the specifications of which are set forth below.

●The Ferrari 328 was a mid-engine two-seat V8 sportscar built by Ferrari from 1986 to 1989.

●1,089 examples of the Ferrari 328 GTS and 289 of the Ferrari 328 GTB’s were produced in 1989.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is shows current condition indicative of regular maintenance.

●The Underlying Asset has received a recent timing belt service

Notable Features

●The Underlying Asset is a final year of production model.

●The Underlying Asset’s model year featured ABS and upgraded suspension.

Notable Defects

●The Underlying Asset presents in exceptional condition, commensurate with its limited mileage.

Details

Series 1989 Ferrari 328 II
Year	1989
Production Total (‘89)	1,378
Engine	3.2 L V8
Transmission	5-speed manual transmission
Documentation	Service Records, Original Books
Books/manuals/tools	Yes
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1989 Ferrari 328 II going forward.

USE OF PROCEEDS – Series #79PT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #79PT1 Asset Cost (1)	$140,000	93.65%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.01%
	Brokerage Fee	$1,495	1.00%
	Offering Expenses (2)	$1,121	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.20%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.34%
	Marketing Materials	$750	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$834	0.56%
	Total Fees and Expenses	$6,500	4.35%
	Total Proceeds	$149,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$140,000
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1979 PORSCHE 930 TURBO

Investment Overview

●Upon completion of the Series #79PT1 Offering, Series #79PT1 will purchase a 1979 Porsche 930 Turbo (at times described as the “Porsche Turbo” throughout this Offering Circular) as the underlying asset for Series #79PT1 (the “Series 1979 Porsche Turbo” or the “Underlying Asset” with respect to Series #79PT1, as applicable), the specifications of which are set forth below.

●The Porsche Turbo was designed by Ernst Fuhrmann, Chairman of Porsche at the time and an engineer known for his work on the quadcam 356 Carrera engine, Carrera RSR, and 917K race car. Fuhrmann transferred knowledge of turbochargers gained from the development of the iconic turbocharged 917 race car into the Turbo Carrera, satisfying the desire for more power on a production 911.

●The Series 1979 Porsche Turbo is 1 of 1,200 US-spec 930 Turbos from 1979, the last year the model was imported into the United States until 1999

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been professionally maintained since new.

●The Underlying Asset has received recent mechanical refurbishment.

Notable Features

●The Underlying Asset has original books, manuals, and spare tire.

●The Underlying Asset is painted in a rare factory color.

Notable Defects

●The Underlying Asset shows interior wear and exterior blemishes consistent with mileage and originality.

Details

Series 1979 Porsche 930 Turbo
Year	1979
Production Total (1979)	1,200
Engine	3.3L Turbocharged Flat 6
Transmission	4 Speed Manual
Documentation	Service records, books, manuals
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Believed to be original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1979 Porsche Turbo going forward.

USE OF PROCEEDS – Series #69PN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #69PN1 Asset Cost (1)	$77,500	81.58%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	3.16%
	Brokerage Fee	$950	1.00%
	Offering Expenses (2)	$713	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.32%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.11%
	Marketing Materials	$750	0.79%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$9,788	10.30%
	Total Fees and Expenses	$14,500	15.26%
	Total Proceeds	$95,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$77,500
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1969 PORSCHE 912

Investment Overview

●Upon completion of the Series #69PN1 Offering, Series #69PN1 will purchase a 1969 Porsche 912 (at times described as the “912” throughout this Offering Circular) as the underlying asset for Series #69PN1 (the “Series 1969 Porsche 912” or the “Underlying Asset” with respect to Series #69PN1, as applicable), the specifications of which are set forth below.

●The Porsche 912 was a rear-engine sportscar produced by Porsche from 1965-1969.

●The Porsche 912 featured a 1,582cc four-cylinder engine producing 102 hp.

●In 1969 Porsche built the 912 on a new long wheelbase chassis.

●Porsche built 30,500 examples from 1965-1969; 3,913 were built in 1969, the final year of production.

●The Series 1969 Porsche 912 is accompanied by a copy of Kardex and Porsche Certificate of Authenticity.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is verified as original and authentic via a Porsche Certificate of Authenticity.

●The Underlying Asset has been serviced and maintained by marquee specialist throughout its life.

Notable Features

●The Underlying Asset’s model year was the final year of production for the Porsche 912.

●The Underlying Asset’s model year was the only year for the LWB 912.

●The Underlying Asset features an optional 5-speed transmission.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing and its originality.

Details

Series 1969 Porsche 912
Year	1969
Production Total (‘66-’69)	30,500
Engine	1,582cc Flat 4
Transmission	5-speed manual
Documentation	Service Records, Original Order Records, Porsche COA
Color EXT.	Tangerine
Color INT.	Black Leatherette
Condition	Original
Books/manuals/tools	Yes
Restored	Yes
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1969 Porsche 912.

USE OF PROCEEDS – Series #68CC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #68CC1 Asset Cost (1)	$115,000	92.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.40%
	Brokerage Fee	$1,250	1.00%
	Offering Expenses (2)	$938	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.24%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.60%
	Marketing Materials	$750	0.60%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,763	1.41%
	Total Fees and Expenses	$7,000	5.60%
	Total Proceeds	$125,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$115,000
Installment 2 Amount	$0
Acquisition Expenses	$3,050

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1968 CHEVROLET CORVETTE

Investment Overview

●Upon completion of the Series #68CC1 Offering, Series #68CC1 will purchase a 1968 Chevrolet Corvette (at times described as the “1968 Corvette” throughout this Offering Circular) as the underlying asset for Series #68CC1 (the “Series 1968 Chevrolet Corvette” or the “Underlying Asset” with respect to Series #68CC1, as applicable), the specifications of which are set forth below.

●In 1968 Chevrolet introduced a third generation Corvette body style, code named the “C3” Corvette.

●A number of engine options were available in 1968. The Series 1968 Chevrolet Corvette was optioned with the L79 327/350 engine option.

●28,566 examples were built in 1968; 9,440 of those built in 1968 opted for the L79 engine option.

●The Series 1968 Chevrolet Corvette is chassis #2 and represents the earliest known C3 Corvette in existence.

Asset Description

Ownership & Maintenance History

●The Underlying Asset received a frame-off restoration performed by Corvette specialists.

●The Underlying Asset has won numerous awards from the National Corvette Restorers Society (NCRS).

Notable Features

●The Underlying Asset has original books, manuals and Bill of Sale.

●The Underlying Asset is recognized by NCRS as the earliest known C3 Corvette in existence.

Notable Defects

●The Underlying Asset is restored to the highest standard and free of any material blemishes.

Details

Series 1968 Chevrolet Corvette
Year	1968
Production Total (1968)	28,566
Engine	327cid/350hp 8-Cyl L79
Transmission	4 Speed Manual
Documentation	Service records, books, manuals, NCRS judging sheets
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Believed to be original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1968 Chevrolet Corvette going forward.

USE OF PROCEEDS – Series #90FT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #90FT1 Asset Cost (1)	$70,000	84.85%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	2.42%
	Brokerage Fee	$825	1.00%
	Offering Expenses (2)	$619	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.36%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	3.03%
	Marketing Materials	$1,000	1.21%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,256	6.37%
	Total Fees and Expenses	$10,500	12.73%
	Total Proceeds	$82,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$70,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1990 FERRARI MONDIAL T

Investment Overview

●Upon completion of the Series #90FT1 Offering, Series #90FT1 will purchase a 1990 Ferrari Mondial t Cabriolet (at times described as the “‘Mondial t” throughout this Offering Circular) as the underlying asset for Series #90FT1 (the “Series 1990 Ferrari Mondial t” or the “Underlying Asset” with respect to Series #90FT1, as applicable), the specifications of which are set forth below.

●The Mondial t was a 2+2 GT built by Ferrari from 1988-1993 and was powered by a longitudinally mounted V8 engine.

●Ferrari built 1,875 examples of the Mondial t with production split between 858 coupes and 1,017 cabriolets.

●The Mondial t was the first Ferrari road-car with a longitudinally mounted engine and transverse mounted transmission and was also the first Ferrari with power steering and electronically controlled suspension.

●The Mondial t was the last mid-engine 2+2 built by Ferrari and the final variation of the Mondial model line, first introduced in 1980.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has had multiple owners and shows fewer than 20,000 original miles.

Notable Features

●The Underlying Asset presents the final and most powerful Mondial model.

●The Underlying Asset features a rare color scheme.

Notable Defects

●The Underlying Asset’s condition is commensurate with its limited mileage and use.

Details

Series 1990 Ferrari Mondial t
Year	1990
Production Total	1,017
Engine	3.4 L V8
Transmission	5-speed manual
Documentation	Service, Original Books, Carfax
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1990 Ferrari Mondial t going forward.

USE OF PROCEEDS – Series #83PN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #83PN1 Asset Cost (1)	$40,000	83.33%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	4.17%
	Brokerage Fee	$480	1.00%
	Offering Expenses (2)	$500	1.04%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.63%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	5.21%
	Marketing Materials	$1,000	2.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,220	2.54%
	Total Fees and Expenses	$6,000	12.50%
	Total Proceeds	$48,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$40,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1983 PORSCHE 928

Investment Overview

●Upon completion of the Series #83PN1 Offering, Series #83PN1 will purchase a 1983 Porsche 928 (at times described as the “‘Porsche 928” throughout this Offering Circular) as the underlying asset for Series #83PN1 (the “Series 1983 Porsche 928” or the “Underlying Asset” with respect to Series #83PN1, as applicable), the specifications of which are set forth below.

●The Porsche 928 was a 2+2 GT car built by Porsche from 1977-1995.

●Porsche built 61,056 examples on the 928 across all years and variants, with the first series 928s accounting for 17,669 units.

●The 928 was the first Porsche production car with a V8 and the only coupe in the company’s history powered by a front-engine V8.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has had multiple owners since new.

●The Underlying Asset’s service history is documented.

Notable Features

●The Underlying Asset is the first series of the only front-engine V8 Porsche.

●The Underlying Asset displays a rare color scheme.

Notable Defects

●The Underlying Asset is in a condition commensurate with its limited mileage and use.

Details

Series 1983 Porsche 928
Year	1983
Production Total	17,669
Engine	4.7 L V8
Transmission	5-speed manual
Documentation	Service, Original Books, Certificate of Authenticity
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1983 Porsche 928 going forward.

USE OF PROCEEDS – Series #78MM1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #78MM1 Asset Cost (1)	$86,000	88.21%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$3,000	3.08%
	Brokerage Fee	$975	1.00%
	Offering Expenses (2)	$731	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.31%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$3,000	3.08%
	Marketing Materials	$1,500	1.54%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,994	2.04%
	Total Fees and Expenses	$8,500	8.72%
	Total Proceeds	$97,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$86,000
Installment 2 Amount	$0
Acquisition Expenses	$4,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1978 MASERATI MERAK

Investment Overview

●Upon completion of the Series #78MM1 Offering, Series #78MM1 will purchase a 1978 Maserati Merak SS (at times described as the “Merak SS” throughout this Offering Circular) as the underlying asset for Series #78MM1 (the “Series 1978 Maserati Merak” or the “Underlying Asset” with respect to Series #78MM1, as applicable), the specifications of which are set forth below.

●The Maserati Merak SS was a mid-engine 2+2 sportscar built by Maserati from 1972-1983.

●Maserati produced 1,830 examples in total, 1,000 of which were the Merak SS variant.

●The Merak SS was an upgraded version of the standard Merak, featuring larger carburetors, higher compression and lightened components.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has been restored to a high standard by Maserati specialists.

●The Underlying Asset’s high-pressure Citroen hydraulic system has been comprehensively overhauled recently.

Notable Features

●The Underlying Asset presents the most powerful variant of the Merak.

●The Underlying Assets features a rare color scheme.

Notable Defects

●The Underlying Asset is in condition commensurate with its limited mileage, restoration and use.

Details

Series 1978 Maserati Merak
Year	1978
Production Total	1,830
Engine	3.0 L V6
Transmission	5-speed manual
Documentation	Restoration, factory build
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted (original color)
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1978 Maserati Merak going forward.

USE OF PROCEEDS – Series #81DD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #81DD1 Asset Cost (1)	$60,000	88.89%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	2.96%
	Brokerage Fee	$675	1.00%
	Offering Expenses (2)	$506	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.44%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	2.96%
	Marketing Materials	$1,500	2.22%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$519	0.77%
	Total Fees and Expenses	$5,500	8.15%
	Total Proceeds	$67,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$60,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES DELOREAN DMC-12

Investment Overview

●Upon completion of the Series #81DD1 Offering, Series #81DD1 will purchase a 1981 DeLorean DMC-12 (at times described as the “DeLorean DMC-12” throughout this Offering Circular) as the underlying asset for Series #81DD1 (the “Series DeLorean DMC-12” or the “Underlying Asset” with respect to Series #81DD1, as applicable), the specifications of which are set forth below.

●In 1973 automotive engineer and executive, John Z. DeLorean, who is credited for the Pontiac GTO, Chevrolet Vega and many more left his position at General Motors to launch The DeLorean Motor Company.

●The DeLorean Motor Company released its first production prototype in 1976 but did not sell the first customer car until 1981.

●The DeLorean DMC-12 was made famous for its Stainless-Steel Body, striking design and prominent role in the feature film Back To The Future, the DeLorean DMC-12 has become one of the most widely recognized cars.

●There were approximately 9,000 DeLorean DMC-12s produced during its 3 years of production.

●The public allure for the DeLorean DMC-12 stemmed from its unique design, as the DeLorean DMC-12 produced a modest 130hp from its PRV (Peugeot-Renault-Volvo) designed V-6 engine.

Asset Description

Ownership & Maintenance History

●The Underlying Asset is documented in the DeLorean Registry.

●The Underlying Asset has received proper and consistent servicing throughout its life.

Notable Features

●The Underlying Asset was made Famous through the Hollywood movie Back to The Future.

●The Underlying Asset features Gullwing doors and a stainless-steel body.

Notable Defects

●The Underlying Asset presents in excellent condition, commensurate with mileage and frequency of servicing.

Details

Series DeLorean DMC-12
Year	1981
Production Total	~9000
Engine	2.85L V-6
Transmission	5-Speed Manual
Color EXT	Stainless steel
Documentation	Service records
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	N/A
Engine	Correct
Transmission	Correct

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series DeLorean DMC-12 going forward.

USE OF PROCEEDS – Series #98AX1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #98AX1 Asset Cost (1)	$95,000	90.48%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.90%
	Brokerage Fee	$1,050	1.00%
	Offering Expenses (2)	$788	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.29%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,500	2.38%
	Marketing Materials	$1,000	0.95%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,363	2.25%
	Total Fees and Expenses	$8,000	7.62%
	Total Proceeds	$105,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	In Negotiations
Expiration Date of Agreement	In Negotiations
Downpayment Amount	$0
Installment 1 Amount	$95,000
Installment 2 Amount	$0
Acquisition Expenses	$3,800

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the Brokerage Fee listed in the Use of Proceeds Table to (i) the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Use of Proceeds Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) Sourcing Fee to the Manager listed in the Use of Proceeds Table as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1998 ACURA NSX

Investment Overview

●Upon completion of the Series #98AX1 Offering, Series #98AX1 will purchase a 1998 Acura NSX-T (at times described as the “NSX” throughout this Offering Circular) as the underlying asset for Series #98AX1 (the “Series 1998 Acura NSX” or the “Underlying Asset” with respect to Series #98AX1, as applicable), the specifications of which are set forth below.

●The NSX is a two-seat mid-engine sports introduced in 1990 which remains in production day.

●The NSX was branded as the “Acura NSX” for North American market and as the “Honda NSX” for the rest of the world.

●In 1997 there were multiple performance upgrades introduced for the NSX, most notably the 3.2L engine (previously a 3.0L) which increased power from 270HP to 290HP. The NSX also received larger front and rear brakes, a 6-speed manual transmission, a re-worked head gasket, larger intake valves, and thinner yet stronger aluminum body panels.

●There were more than 18,000 units of the first generation NSX (1990-2005) built globally, however only 303 were sold to the US in the 1998 model year.

Asset Description

Ownership & Maintenance History

●The Underlying Asset has had multiple owners since new.

●The Underlying Asset has a documented service history.

Notable Features

●The Underlying Asset is a late first-generation example featuring a rare color scheme.

●The Underlying Asset presents in limited mileage.

Notable Defects

●The Underlying Asset’s condition is commensurate with its limited mileage and use.

Details

Series 1998 Acura NSX
Year	1998
Production Total	303 (1998)
Engine	3.2 L V6
Transmission	6-speed manual
Documentation	Service, Original Books, CarFax
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1998 Acura NSX going forward.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met, (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below).  The Manager, an affiliate of the Company, will own a minimum of 2% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Platform or (v) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Liquidity Platform or otherwise, we plan to create with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Liquidity Platform or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders.  The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders in any Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Liquidity Platform or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating

Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series of Interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors”, (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interest will develop as part of the Liquidity Platform. Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint RSE Markets as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Asset Manager (including if the Manager or Asset Manager appointed is not RSE Markets).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial”.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

RSE COLLECTION, LLC
FINANCIAL STATEMENTS

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Consolidated Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018 (audited)F-1

Consolidated Statements of Operations for the six months ended June 30, 2019 (unaudited) F-11 and 2018 (unaudited)

Consolidated Statements of Members’ Equity / (Deficit) for the six months ended F-18
June 30, 2019 (unaudited) and 2018 (unaudited)

Consolidated Statements of Cash Flows for the six months ended June 30, 2019 (unaudited) F-22 and 2018 (unaudited)

Notes to Consolidated Financial Statements F-29

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets					
Current Assets					
Cash and Cash Equivalents	$ 4,149	$ -	$ -	$ 2,500	$ 1,000
Pre-paid Insurance	73	99	82	279	72
Total Current Assets	**4,222**	**99**	**82**	**2,779**	**1,072**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	**$ 110,488**	**$ 175,925**	**$ 132,464**	**$ 411,165**	**$ 115,613**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	286	-
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	**286**	-
Total Liabilities	-	-	-	**286**	-
Membership Contributions	111,236	163,883	133,508	422,132	116,741
Capital Contribution for Operating Expenses	5,575	6,372	5,003	6,614	3,853
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Contribution to Series	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(5,502)	(6,273)	(4,921)	(6,335)	(3,780)
Members' Equity	110,488	175,925	132,464	410,879	115,613
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 110,488**	**$ 175,925**	**$ 132,464**	**$ 411,165**	**$ 115,613**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Assets					
Current Assets					
Cash and Cash Equivalents	$ 1,271	$ 485	$ 2,485	$ 2,500	$ 9,152
Pre-paid Insurance	95	12	204	76	-
Total Current Assets	**1,366**	**497**	**2,689**	**2,576**	**9,152**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544	-
TOTAL ASSETS	**$ 161,366**	**$ 15,283**	**$ 335,495**	**$ 125,120**	**$ 9,152**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	9,152
Insurance Payable	-	-	-	-	-
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	-	**9,152**
Total Liabilities	-	-	-	-	**9,152**
Membership Contributions	161,521	15,446	335,691	125,757	-
Capital Contribution for Operating Expenses	1,797	3,099	4,452	2,905	-
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Contribution to Series	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(1,702)	(3,087)	(4,248)	(2,829)	-
Members' Equity	161,366	15,283	335,495	125,120	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 161,366**	**$ 15,283**	**$ 335,495**	**$ 125,120**	**$ 9,152**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets					
Current Assets					
Cash and Cash Equivalents	$ 1,485	$ 1,985	$ 1,985	$ 984	$ 2,096
Pre-paid Insurance	289	63	36	20	84
Total Current Assets	**1,774**	**2,048**	**2,021**	**1,004**	**2,180**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,659
TOTAL ASSETS	**$ 490,360**	**$ 103,834**	**$ 66,292**	**$ 36,441**	**$ 159,839**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-
Total Liabilities	-	-	-	-	-
Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	2,300	2,456	2,174	2,071	2,273
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Contribution to Series	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(2,011)	(2,393)	(2,138)	(2,051)	(2,864)
Members' Equity	490,360	103,834	66,292	36,441	159,839
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 490,360**	**$ 103,834**	**$ 66,292**	**$ 36,441**	**$ 159,839**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Assets					
Current Assets					
Cash and Cash Equivalents	$ 1,984	$ 3,760	$ 4,989	$ 2,500	$ 3,000
Pre-paid Insurance	9	-	-	50	-
Total Current Assets	**1,993**	**3,760**	**4,989**	**2,550**	**3,000**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	52,787	-	115,562	309,286	79,786
TOTAL ASSETS	**$ 54,780**	**$ 3,760**	**$ 120,551**	**$ 311,836**	**$ 82,786**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	3,760	-	-	-
Insurance Payable	-	-	27	-	16
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	1,000
Debt	-	-	-	-	-
Total Current Liabilities	-	**3,760**	**27**	-	**1,016**
Total Liabilities	-	**3,760**	**27**	-	**1,016**
Membership Contributions	54,771	-	120,551	312,086	82,286
Capital Contribution for Operating Expenses	2,065	-	1,937	2,208	1,312
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	-	-	-	(300)	(500)
Contribution to Series	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(2,056)	-	(1,964)	(2,158)	(1,328)
Members' Equity	54,780	-	120,524	311,836	81,770
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 54,780**	**$ 3,760**	**$ 120,551**	**$ 311,836**	**$ 82,786**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #80LC1		Series #02BZ1		Series #88BM1		Series #63CC1		Series #76PT1
Assets										
Current Assets										
Cash and Cash Equivalents	$	3,504	$	3,000	$	2,000	$	2,000	$	2,286
Pre-paid Insurance		351		103		76		67		-
Total Current Assets		**3,855**		**3,103**		**2,076**		**2,067**		**2,286**
Other Assets										
Collectible Automobiles - Deposits		-		-		-		-		-
Collectible Automobiles - Owned		612,439		186,301		136,465		120,286		182,515
TOTAL ASSETS	**$**	**616,294**	**$**	**189,404**	**$**	**138,541**	**$**	**122,353**	**$**	**184,801**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)										
Liabilities										
Current Liabilities										
Accounts Payable	$	-	$	-	$	-	$	-	$	-
Income Taxes Payable		-		-		-		-		-
Insurance Payable		-		-		-		-		22
Accrued Interest		-		-		-		-		-
Due to the Manager or its Affiliates		-		-		-		-		-
Debt		-		-		-		-		-
Total Current Liabilities		-		-		-		-		**22**
Total Liabilities		-		-		-		-		**22**
Membership Contributions		616,716		189,601		138,765		122,586		185,301
Capital Contribution for Operating Expenses		1,996		1,862		1,545		1,299		1,221
Capital Contribution for loss at Offering close		-		-		-		-		-
Distribution to RSE Collection		(773)		(300)		(300)		(300)		(500)
Contribution to Series		-		-		-		-		-
Retained Earnings / Accumulated Deficit		(1,645)		(1,759)		(1,469)		(1,232)		(1,243)
Members' Equity		616,294		189,404		138,541		122,353		184,779
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$**	**616,294**	**$**	**189,404**	**$**	**138,541**	**$**	**122,353**	**$**	**184,801**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2019 (unaudited)

Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Total Consolidated
Assets						
Current Assets						
Cash and Cash Equivalents	$ 3,036	$ 3,700	$ 3,900	$ 2,986	$ 3,286	$ 91,861
Pre-paid Insurance	-	-	-	-	-	2,497
Total Current Assets	**3,036**	**3,700**	**3,900**	**2,986**	**3,286**	**94,358**
Other Assets						
Collectible Automobiles - Deposits	-	-	-	-	-	1,608,494
Collectible Automobiles - Owned	75,803	170,286	130,286	22,000	235,000	5,472,317
TOTAL ASSETS	**$ 78,839**	**$ 173,986**	**$ 134,186**	**$ 24,986**	**$ 238,286**	**$ 7,175,169**
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)						
Liabilities						
Current Liabilities						
Accounts Payable	$ -	$ -	$ -	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	-	12,912
Insurance Payable	40	21	50	11	39	566
Accrued Interest	-	-	-	-	-	-
Due to the Manager or its Affiliates	287	-	-	-	-	2,173,911
Debt	-	-	-	-	-	-
Total Current Liabilities	**327**	**21**	**50**	**11**	**39**	**2,187,389**
Total Liabilities	**327**	**21**	**50**	**11**	**39**	**2,187,389**
Membership Contributions	79,052	173,986	134,186	24,986	238,636	4,943,440
Capital Contribution for Operating Expenses	919	859	452	223	542	174,797
Capital Contribution for loss at Offering close	-	-	-	-	-	37,629
Distribution to RSE Collection	(500)	-	-	-	(350)	-
Contribution to Series	-	-	-	-	-	-
Retained Earnings / Accumulated Deficit	(959)	(880)	(502)	(234)	(581)	(168,086)
Members' Equity	78,512	173,965	134,136	24,975	238,247	4,987,780
TOTAL LIABILITIES AND MEMBERS' EQUITY	**$ 78,839**	**$ 173,986**	**$ 134,186**	**$ 24,986**	**$ 238,286**	**$ 7,175,169**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 4,149	$ -	$ -	$ 2,500
Pre-paid Insurance	71	101	85	283
Total Current Assets	**4,220**	**101**	**85**	**2,783**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,100
TOTAL ASSETS	**$ 110,486**	**$ 175,927**	**$ 132,467**	**$ 410,883**
LIABILITIES AND MEMBERSE QUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ 100	$ 100	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	**100**	**100**	**-**	**-**
Total Liabilities	**100**	**100**	**-**	**-**
Membership Contributions	111,236	163,883	133,508	422,132
Capital Contribution	3,444	16,518	2,953	7,320
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Contribution to Series	-	-	-	-
Accumulated Deficit	(3,473)	(4,173)	(2,868)	(3,680)
Members' Equity	110,386	175,827	132,467	410,883
TOTAL LIABILITIES AND EQUITY	**$ 110,486**	**$ 175,927**	**$ 132,467**	**$ 410,883**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 1,000	$ 1,271	$ 771	$ 2,771
Pre-paid Insurance	74	101	12	207
Total Current Assets	**1,074**	**1,372**	**783**	**2,978**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	114,541	160,000	14,500	332,520
TOTAL ASSETS	**$ 115,615**	**$ 161,372**	**$ 15,283**	**$ 335,498**
LIABILITIES AND MEMBERS EQUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ -	$ -	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-
Membership Contributions	116,741	161,521	15,446	335,691
Capital Contribution	2,287	891	1,188	2,038
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Contribution to Series	-	-	-	-
Accumulated Deficit	(1,768)	(790)	(1,176)	(1,831)
Members' Equity	115,615	161,372	15,283	335,498
TOTAL LIABILITIES AND EQUITY	**$ 115,615**	**$ 161,372**	**$ 15,283**	**$ 335,498**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 2,500	$ 2,771	$ 1,771	$ 2,271
Pre-paid Insurance	77	118	293	64
Total Current Assets	**2,577**	**2,889**	**2,064**	**2,335**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	122,544	192,500	488,300	101,500
TOTAL ASSETS	**$ 125,121**	**$ 195,389**	**$ 490,364**	**$ 103,835**
LIABILITIES AND MEMBERSEQUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ -	$ -	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-
Membership Contributions	125,757	195,271	487,801	104,452
Capital Contribution	876	997	8,206	467
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Contribution to Series	-	-	-	-
Accumulated Deficit	(799)	(879)	(540)	(403)
Members' Equity	125,121	195,389	490,364	103,835
TOTAL LIABILITIES AND EQUITY	**$ 125,121**	**$ 195,389**	**$ 490,364**	**$ 103,835**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Total Consolidated
Assets					
Current Assets					
Cash and Cash Equivalents	$ 2,271	$ 1,271	$ 2,771	$ 2,271	$ 56,787
Pre-paid Insurance	34	19	86	-	2,306
Total Current Assets	**2,305**	**1,290**	**2,857**	**2,271**	**59,093**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	736,431
Collectible Automobiles - Owned	63,985	35,150	157,659	52,500	4,648,349
TOTAL ASSETS	**$ 66,290**	**$ 36,440**	**$ 160,516**	**$ 54,771**	**$ 5,443,873**
LIABILITIES AND MEMBERS EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ 300
Insurance Payable	-	-	-	39	912
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,658,883
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	**39**	**2,660,095**
Total Liabilities	-	-	-	**39**	**2,660,095**
Membership Contributions	66,699	36,621	160,430	54,771	2,765,168
Capital Contribution	249	202	109	40	123,917
Distribution to RSE Collection	(443)	(200)	-	-	-
Contribution to Series	-	-	-	-	-
Accumulated Deficit	(215)	(183)	(23)	(79)	(105,307)
Members' Equity	66,290	36,440	160,516	54,732	2,783,778
TOTAL LIABILITIES AND EQUITY	**$ 66,290**	**$ 36,440**	**$ 160,516**	**$ 54,771**	**$ 5,443,873**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

F-15

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

F-15

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Six-Months Ended June 30, 2018 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2018 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (2,029)	$ (2,100)	$ (2,053)	$ (2,657)	$ (2,012)
Adjustments to reconcile net (loss) cash					
Expenses Paid by Manager and Contributed to the Company / Series	2,131	2,198	2,050	2,651	2,010
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(2)	2	3	6	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(100)	(100)	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	(286)	-
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	-	-	-	(286)	-
Cash flow from financing activities:					
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	286	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	286	-
Net change in cash	-	-	-	-	-
Cash beginning of period	4,149	-	-	2,500	1,000
Cash end of period	**$ 4,149**	**$ -**	**$ -**	**$ 2,500**	**$ 1,000**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (912)	$ (1,911)	$ (2,417)	$ (2,030)	$ 24,296
Adjustments to reconcile net (loss) cash					
Expenses Paid by Manager and Contributed to the Company / Series	906	1,911	2,414	2,029	10,315
(Gain) / Loss on Sale of Assets	-	-	-	-	(34,714)
Prepaid Insurance	6	-	3	1	118
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	9,152
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	9,167
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	(286)	(286)	-	(286)
Proceeds from Sale of Assets	-	-	-	-	227,500
Cash used in investing activities	-	(286)	(286)	-	227,214
Cash flow from financing activities:					
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	(230,000)
Cash provided by / (used in) financing activities	-	-	-	-	(230,000)
Net change in cash	**-**	**(286)**	**(286)**	**-**	**6,381**
Cash beginning of period	1,271	771	2,771	2,500	2,771
Cash end of period	**$ 1,271**	**$ 485**	**$ 2,485**	**$ 2,500**	**$ 9,152**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #93XJ1		Series #02AX1		Series #99LE1		Series #91MV1		Series #92LD1
Cash Flows from Operating Activities:										
Net (Loss) / Income	$	(1,472)	$	(1,991)	$	(1,923)	$	(1,868)	$	(2,841)
Adjustments to reconcile net (loss) cash										
Expenses Paid by Manager and Contributed to the Company / Series		1,467		1,990		1,925		1,869		2,163
(Gain) / Loss on Sale of Assets		-		-		-		-		-
Prepaid Insurance		5		1		(2)		(1)		3
Insurance Payable		-		-		-		-		-
Income Taxes Payable		-		-		-		-		-
Accounts Payable		-		-		-		-		-
Accrual of Interest		-		-		-		-		-
Net cash (used in) / provided by operating activities		-		-		-		-		(675)
Cash flow from investing activities:										
Deposits on classic automobiles		-		-		-		-		-
Repayment of investments in classic automobiles upon Offering close		-		-		-		-		-
Investment in classic automobiles		(286)		(286)		(286)		(287)		-
Proceeds from Sale of Assets		-		-		-		-		-
Cash used in investing activities		(286)		(286)		(286)		(287)		-
Cash flow from financing activities:										
Proceeds from sale of membership interests		-		-		-		-		-
Due to the manager and other affiliates		-		-		-		-		-
Distribution to Series		-		-		-		-		-
Contribution from Series to RSE Collection		-		-		-		-		-
Contribution by Manager and Company to pay closing expenses		-		-		-		-		-
Contribution by Manager		-		-		-		-		-
Distribution to RSE Collection		-		-		-		-		-
Proceeds from Loans		-		-		-		-		-
Repayment of Loans		-		-		-		-		-
Distribution of Gain on sale of assets to Shareholders		-		-		-		-		-
Cash provided by / (used in) financing activities		-		-		-		-		-
Net change in cash		**(286)**		**(286)**		**(286)**		**(287)**		**(675)**
Cash beginning of period		1,771		2,271		2,271		1,271		2,771
Cash end of period	**$**	**1,485**	**$**	**1,985**	**$**	**1,985**	**$**	**984**	**$**	**2,096**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (1,977)	$ 9,621	$ (1,964)	$ (2,158)	$ (1,328)
Adjustments to reconcile net (loss) cash					
Expenses Paid by Manager and Contributed to the Company / Series	2,025	1,057	1,937	2,208	1,312
(Gain) / Loss on Sale of Assets	-	(14,438)	-	-	-
Prepaid Insurance	(9)	-	-	(50)	-
Insurance Payable	(39)	-	27	-	16
Income Taxes Payable	-	3,760	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(287)	(45,562)	(115,562)	(309,286)	(79,786)
Proceeds from Sale of Assets	-	60,000	-	-	-
Cash used in investing activities	(287)	14,438	(115,562)	(309,286)	(79,786)
Cash flow from financing activities:					
Proceeds from sale of membership interests	-	47,774	120,551	312,086	82,286
Due to the manager and other affiliates	-	-	-	-	1,000
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	(58,240)	-	-	-
Cash provided by / (used in) financing activities	-	(10,678)	120,551	311,786	82,786
Net change in cash	**(287)**	**3,760**	**4,989**	**2,500**	**3,000**
Cash beginning of period	2,271	-	-	-	-
Cash end of period	**$ 1,984**	**$ 3,760**	**$ 4,989**	**$ 2,500**	**$ 3,000**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (1,645)	$ (1,759)	$ (1,469)	$ (1,232)	$ (1,243)
Adjustments to reconcile net (loss) cash	-	-	-	-	-
Expenses Paid by Manager and Contributed to the Company / Series	1,996	1,862	1,545	1,299	1,221
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(351)	(103)	(76)	(67)	-
Insurance Payable	-	-	-	-	22
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(612,439)	(186,301)	(136,465)	(120,286)	(182,515)
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	(612,439)	(186,301)	(136,465)	(120,286)	(182,515)
Cash flow from financing activities:					
Proceeds from sale of membership interests	616,716	189,601	138,765	122,586	185,301
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	(773)	(300)	(300)	(300)	(500)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	615,943	189,301	138,465	122,286	184,801
Net change in cash	**3,504**	**3,000**	**2,000**	**2,000**	**2,286**
Cash beginning of period	-	-	-	-	-
Cash end of period	**$ 3,504**	**$ 3,000**	**$ 2,000**	**$ 2,000**	**$ 2,286**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Total Consolidated
Cash Flows from Operating Activities:						
Net (Loss) / Income	$ (959)	$ (880)	$ (502)	$ (234)	$ (581)	$ (62,785)
Adjustments to reconcile net (loss) cash	-	-	-	-	-	-
Expenses Paid by Manager and Contributed to the Company / Series	919	859	452	223	542	61,358
(Gain) / Loss on Sale of Assets	-	-	-	-	-	(22,002)
Prepaid Insurance	-	-	-	-	-	(184)
Insurance Payable	40	21	50	11	39	(346)
Income Taxes Payable	-	-	-	-	-	12,912
Accounts Payable	-	-	-	-	-	(300)
Accrual of Interest	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(11,347)
Cash flow from investing activities:						
Deposits on classic automobiles	-	-	-	-	-	(872,063)
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-	-
Investment in classic automobiles	(75,803)	(170,286)	(130,286)	(22,000)	(235,000)	(1,062,316)
Proceeds from Sale of Assets	-	-	-	-	-	397,500
Cash used in investing activities	(75,803)	(170,286)	(130,286)	(22,000)	(235,000)	(1,536,879)
Cash flow from financing activities:						
Proceeds from sale of membership interests	79,052	173,986	134,186	24,986	238,636	2,466,512
Due to the manager and other affiliates	287	-	-	-	-	(484,972)
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-	-
Contribution by Manager	-	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)	-
Proceeds from Loans	-	-	-	-	-	-
Repayment of Loans	-	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-	(398,240)
Cash provided by / (used in) financing activities	78,839	173,986	134,186	24,986	238,286	1,583,300
Net change in cash	**3,036**	**3,700**	**3,900**	**2,986**	**3,286**	**35,074**
Cash beginning of period	-	-	-	-	-	56,787
Cash end of period	**$ 3,036**	**$ 3,700**	**$ 3,900**	**$ 2,986**	**$ 3,286**	**$ 91,861**

Supplemental Cash Flow Information:

Interest Paid by Manager	$ -
Non-cash Financing Activities:	
Capital Contribution of certain amounts due to manager	$ 27,150

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2018 (unaudited)

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Total Consolidated
Cash Flows from Operating Activities:					
Net (Loss) / Income	$ (1,599)	$ (2,051)	$ (906)	$ (492)	$ (27,461)
Adjustments to reconcile net (loss) cash					-
Expenses Paid by Manager and Contributed to the Company / Series	1,400	2,006	957	249	9,952
Prepaid Insurance	(201)	(355)	(251)	(36)	(562)
Insurance Payable	-	-	-	279	279
Accounts Payable	400	400	200	-	1,420
Accrual of Interest	-	-	-	-	2,736
Net cash used in operating activities	-	-	-	-	(13,636)
Cash flow from investing activities:					
Deposits on classic automobiles	-	-	-	-	(140,600)
Reimbursement for amounts advanced in classic automobiles upon Series close	-	-	-	-	-
Investment in classic automobiles	(106,266)	(175,826)	(132,382)	(408,100)	(641,197)
Cash used in investing activities	(106,266)	(175,826)	(132,382)	(408,100)	(781,797)
Cash flow from financing activities:					
Proceeds from sale of membership interests	111,236	163,883	133,508	422,131	830,758
Due to the manager and other affiliates	-	-	-	-	28,831
Contribution to Series	-	-	-	-	-
Contribution by Series	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	12,344	-	3,358	3,358
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	-
Proceeds from Loans	-	-	-	-	440,000
Repayment of Loans	-	-	-	-	(502,983)
Cash provided by financing activities	110,415	175,826	132,382	410,600	799,964
Net change in cash	**4,149**	**-**	**-**	**2,500**	**4,531**
Cash beginning of period	-	-	-	-	5,374
Cash end of period	**$ 4,149**	**$ -**	**$ -**	**$ 2,500**	**$ 9,905**

Supplemental Cash Flow Information:

Interest Paid by Manager	$3,024

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of collectible automobiles owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible automobiles (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each automobile will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Manager is a Delaware corporation formed on April 28, 2016. The Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and Asset Manager of each Series.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collector automobile (plus any cash reserves for future operating expenses), which for example, in the case of Series #69BM1 is a 1969 Boss 302 Mustang.  All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible automobile (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to 03/06/2019, except in the case of Series #77LE1, the broker of record received a fee (the “Brokerage Fee”) of 0.75% of the cash from offering for facilitating the sale of securities. In the instance of #77LE1 and all Series qualified after 3/6/2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: In respect to current offerings, the custody broker, holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $64,654 for the year ended December 31, 2018. On a total consolidated basis, the Company had sustained a net loss of $62,785 for the six months ended June 30, 2019 and had an accumulated deficit of $168,086 as of June 30, 2019.

All of the liabilities on the balance sheet as of June 30, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of June 30, 2019, the Company has negative working capital of approximately $2.1 million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Through June 30, 2019, none of the Series have recorded any revenues generated through the utilization of Underlying Assets.  Management’s plans include anticipating that it will commence commercializing the collection in late 2019. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues have been generated for the Company or any of its Series through the showroom or the online shop as of the date of this filing.

F-30

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At June 30, 2019 and June 30, 2018, the Company and the Series for which closings had occurred, had the following cash balances:

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of RSE Collection is reserved to funding future pre-closing Operating Expenses plus “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses; however, for the six months ended June 30, 2019, the Manager has elected to pay and not be reimbursed for all Operating Expenses related to any of the Series that have had closed offerings. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $81,433, which excludes a $9,152 capital contribution related to the sale of the Underlying Asset for Series #06FS1.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. The Company anticipates that the Manager will continue to provide financing, but there is no assurance that such financing will remain available or provide the Company with sufficient capital to meet its objectives.  However, with its current level of capitalization, the Company believes the Manager has sufficient funding to continue to fund expenses for the Company and any Series.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2016 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of June 30, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #77LE1 Interests	Series #77LE1	1977 Lotus Esprit S1	$77,700	November 17, 2016	April 13, 2017

• The Company’s initial offering for Series #77LE1 issued membership Interests in Series #77LE1 pursuant to SEC Rule 506(c).
• The offering closed and the Loan 1 (see Note C) plus $241 of accrued interest and other obligations have been repaid with the proceeds of the Offering

Series #69BM1 Interests	Series #69BM1	1989 Ford Mustang Boss 302	$115,000	November 20, 2017	February 7, 2018	• The offering closed and the Loan 2 (see Note C) plus $821 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #85FT1 Interests	Series #85FT1	1985 Ferrari Testarossa	$165,000	November 23, 2017	February 15, 2018

• The offering closed and the Loan 4 (see Note C) as well as third-party debt (see Note D) plus accrued interest of $401 and $5,515 and other obligations have been repaid with the proceeds of the Offering

Series #88LJ1 Interests	Series #88LJ1	1988 Lamborghini Jalpa	$135,000	February 9, 2018	April 12, 2018	• The offering closed and the Loan 3 (see Note C) plus $1,126 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #55PS1 Interests	Series #55PS1	1955 Porsche 356 Speedster	$425,000	April 2, 2018	June 6, 2018

• The offering closed, and purchase option was exercised. The Loan 5 and Loan 6 (see Note C), the remaining balance of the acquisition price plus accrued interest of $728 and other obligations were paid through the proceeds of the Offering

Series #95BL1 Interests	Series #95BL1	1995 BMW E36 M3 Lightweight	$118,500	June 1, 2018	July 12, 2018	• The offering closed and the Loan 8 (see Note C) and other obligations have been repaid with the proceeds of the Offering
Series #89PS1 Interests	Series #89PS1	1989 Porsche 911 Speedster	$165,000	July 23, 2018	July 31, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering • The Automobile Seller retained 60% of Interests
Series #90FM1 Interests	Series #90FM1	1990 Ford Mustang 7Up Edition	$16,500	July 24, 2018	July 31, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering • The Automobile Seller retained 25% of Interests
Series #83FB1 Interests	Series #83FB1	1983 Ferrari 512 BBi	$350,000	July 23, 2018	September 5, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
Series #98DV1 Interests	Series #98DV1	1998 Dodge Viper GTS-R	$130,000	September 27, 2018	October 10, 2018	• The offering closed and the Loan 10 (see Note C) plus accrued interest $512.88 and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #93XJ1 Interests	Series #93XJ1	1993 Jaguar XJ220	$495,000	August 22, 2018	November 6, 2018

• The offering closed, and purchase option was exercised. The Loan 7 and Loan 9 (see Note C), the remaining balance of acquisition price plus accrued interests of $336 and $4,767 and other obligations were repaid through the proceeds of the Offering

Series #06FS1 Interests	Series #06FS1	2006 Ferrari F430 Spider "Manual"	$199,000	October 12, 2018	October 19, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #02AX1 Interests	Series #02AX1	2002 Acura NSX-T	$108,000	November 16, 2018	November 30, 2018	• The offering closed and the Loan 11 (see Note C) plus accrued interest $481 and other obligations were paid through the proceeds of the Offering
Series #99LE1 Interests	Series #99LE1	1999 Lotus Esprit Sport 350	$69,500	November 23, 2018	December 4, 2018	• The offering closed, and the Loan 12 plus accrued interest $243 and other obligations were paid through the proceeds of the Offering
Series #91MV1 Interests	Series #91MV1	1991 Mitsubishi 3000GT VR4	$38,000	November 28, 2018	December 7, 2018	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #92LD1 Interests	Series #92LD1	1992 Lancia Delta Integrale Evo "Martini 5"	$165,000	December 7, 2018	December 26, 2018	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #94DV1 Interests	Series #94DV1	1994 Dodge Viper RT/10	$57,500	December 11, 2018	December 26, 2018	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #00FM1 Interests	Series #00FM1	2000 Ford Mustang Cobra R	$49,500	December 21, 2018	January 4, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #72MC1 Interests	Series #72MC1	1972 Mazda Cosmo Sport Series II	$124,500	December 28, 2018	January 4, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #06FG1 Interests	Series #06FG1	2006 Ford GT	$320,000	December 14, 2018	January 8, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #11BM1 Interests	Series #11BM1	2011 BMW 1M	$84,000	January 8, 2019	January 25, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #80LC1 Interests	Series #80LC1	1980 Lamborghini Countach LP400 S Turbo	$635,000	January 17, 2019	February 8, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #02BZ1 Interests	Series #02BZ1	2002 BMW Z8	$195,000	January 6, 2019	February 8, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #88BM1 Interests	Series #88BM1	1988 BMW E30 M3	$141,000	January 11, 2019	February 25, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #63CC1 Interests	Series #63CC1	1963 Chevrolet Corvette Split Window	$126,000	March 8, 2019	March 18, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #76PT1 Interests	Series #76PT1	1976 Porsche 911 Turbo Carrera	$189,900	March 15, 2019	March 22, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #75RA1 Interests	Series #75RA1	1975 Renault Alpine A110 1300	$84,000	March 29, 2019	April 9, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #65AG1 Interests	Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$178,500	April 5, 2019	April 16, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #93FS1 Interests	Series #93FS1	1993 Ferrari 348TS Serie Speciale	$137,500	April 12, 2019	April 22, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #61JE1 Interests	Series #61JE1	1961 Jaguar E-Type	$246,000	April 19, 2019	April 26, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #90MM1 Interests	Series #90MM1	1990 Mazda Miata MX-5	$26,600	April 17, 2019	April 26, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 6/30/2019	31 Series		$4,872,200
Total at 6/30/2018	9 Series		$1,567,700

Please see Note H, Subsequent Events for additional details on closings of initial offerings after June 30, 2019.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

The Company received unsolicited take-over offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offers and has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances, as was the case with the 2003 Porsche 911 GT2, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Total Initial Offering Price / Per Interest	Total Distribution to Interest Holders / Per Interests	Commentary
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$49,500 / $24.75	$58,240 / $29.12

$60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	Initial Purchase Price $137,000

$110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$199,000 / $39.80	$ 230,000 / $46.00

$227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series.

(2)Solely in the case of Series #06FS1, the Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

Sales of the 2000 Ford Mustang Cobra R:

The Company received an acquisition offer for the Underlying Asset of Series #00FM1, the 2000 Ford Mustang Cobra R for $60,000 vs. the initial purchase price of $43,000 for a gain on sale of $14,438, net of $2,562 of capitalized acquisition expenses. The Company accepted the acquisition offer on April 15, 2019 and distributed cash to interest holders on April 24, 2019. At the time of the sale, Series #00FM1 had $2,000 of cash and $8 of pre-paid insurance on the balance sheet.

The transaction resulted in corporate level taxes on the gain on sale of $3,760, net of $1,057 of net-loss-carryforward, based on a 21% corporate tax rate and 7.1% NY State tax rate, for the which the Series has retained funds on its balance sheet.

Total distribution to interest holders including cash, but net of corporate level taxes were $58,240 or $29.12 per Interest vs the initial offering price of $49,500 or $24.75 per Interest.

Series #00FM1 will be dissolved upon payment of all currently tax liabilities of $3,760.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Sales of the 2003 Porsche 911 GT2:

The Company received an acquisition offer for the 2003 Porsche 911 GT2 for $110,000 vs. the initial purchase price of $137,000 for a loss on sale of $27,150, net of $150 of capitalized acquisition expenses. The Company accepted the acquisition offer on April 17, 2019 and distributed cash to the Manager on June 7, 2019. At the time of the sale, no offering for a Series related to the 2003 Porsche 911 GT2 had occurred and as such the Underlying Asset was not yet owned by any Series. As such, no interest holders received any distributions.

Proceeds from the sale were used to pay-down $110,000 of Due to Manager to the Manager. The remaining liability, comprising the loss on sale of $27,150 was waived by the Manager and the amount was reclassified from Due to Manager to Capital Contribution. The anticipated offering for a Series related to the 2003 Porsche 911 GT2 was cancelled upon the sale.

Sales of the 2006 Ferrari F430 Spider "Manual":

The Company received an acquisition offer for the Underlying Asset of Series #06FS1, the 2006 Ferrari F430 Spider "Manual" for $227,500 vs. the initial purchase price of $192,500 for a gain on sale of $34,714, net of $286 of capitalized acquisition expenses. The Company accepted the acquisition offer on May 10, 2019 and distributed cash to interest holders on May 23, 2019. At the time of the sale, Series #06FS1 had $2,485 of cash and $95 of pre-paid insurance on the balance sheet.

The transaction resulted in corporate level taxes on the gain on sale of $9,152, net of $2,145 of net-loss-carryforward, based on a 21% corporate tax rate and 7.1% NY State tax rate. Solely in the case of Series #06FS1, the Manager made an additional Capital Contribution of $9,152 to the Series to cover the corporate level taxes on behalf of the interest holders.

Total distribution to interest holders including cash, was $230,000 or $46.00 per Interest vs the initial offering price of $199,000 or $39.80 per Interest.

Series #06FS1 will be dissolved upon payment of all currently outstanding tax liabilities of $9,152.

Please see Note H, Subsequent Events for additional details on asset dispositions after June 30, 2019.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with the instructions to Form 1-SA and in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) applicable to interim financial information.  Accordingly, the information presented in the interim financial statements does not include all information and disclosures necessary for a fair presentation of RSE Collection, LLC’s financial position, results of operations and cash flows in conformity with GAAP for annual financial statements. In the opinion of management, these financial statements reflect all adjustments consisting of normal recurring accruals, necessary for a fair statement of financial position, results of operations and cash flows for such periods. The results of operations for any interim period are not necessarily indicative of the results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in RSE Collection, LLC’s Form 1-K for the fiscal year ended December 31, 2018.

The consolidated financial statements include the accounts of RSE Collection, LLC and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, custody, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings. Except in the case of the Custody Fee, which is being paid from the proceeds of the offerings for the respective Series’, except in the case of Series #77LE1 (closed in 2017), Series #69BM1, Series #88LJ1, Series #85FT1, Series #55PS1, (all of which closed in 2018) where no custody agreement was in place at the time of the closing of the Series’ offering and as such no Custody Fee became due. Total Custody Fees were $19,461 during the six-month period ended June 30, 2019 vs. $0 during the same period in 2018.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses of approximately $50,000 during the six-month period ended June 30, 2019 vs approximately $30,000 during the six-month period ended June 30, 2018 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular automobile include storage, insurance, transportation (other than the initial transportation from the automobiles location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other automobile specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $21,276 for the six months ended June 30, 2019.

During the six-month period ended June 30, 2019 vs. the same period in 2018, RSE Collection incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses			
Applicable Series	Automobile	6/30/2019	6/30/2018
Series #77LE1	1977 Lotus Esprit S1	$ 1,955	$ 1,969
Series #69BM1	1969 Boss 302 Mustang	$ 2,029	1,599
Series #85FT1	1985 Ferrari Testarossa	$ 2,100	2,051
Series #88LJ1	1988 Lamborghini Jalpa	$ 2,053	906
Series #55PS1	1955 Porsche Speedster	$ 2,657	492
Series #95BL1	1995 BMW M3 Lightweight	$ 2,012	-
Series #89PS1	1989 Porsche 911 Speedster	$ 912	-
Series #90FM1	1990 Ford Mustang 7Up Edition	$ 1,911	-
Series #83FB1	1983 Ferrari 512 BBi	$ 2,417	-
Series #98DV1	1998 Dodge Viper GTS-R	$ 2,030	-
Series #06FS1	2006 Ferrari F430 Spider	$ 1,266	-
Series #93XJ1	1993 Jaguar XJ220	$ 1,472	-
Series #02AX1	2002 Acura NSX-T	$ 1,991	-
Series #99LE1	1999 Lotus Esprit Sport 350	$ 1,923	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	$ 1,868	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	$ 2,841	-
Series #94DV1	1994 Dodge Viper RT/10	$ 1,977	-
Series #00FM1	2000 Ford Mustang Cobra R	$ 1,057	-
Series #72MC1	1972 Mazda Cosmo Sport	$ 1,964	-
Series #06FG1	2006 Ford GT	$ 2,158	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	$ 1,328	-
Series #80LC1	1980 Lamborghini Countach Turbo	$ 1,645	-
Series #02BZ1	2002 BMW Z8	$ 1,759	-
Series #88BM1	1988 BMW E30 M3	$ 1,469	-
Series #63CC1	1963 Chevrolet Corvette Split Window	$ 1,232	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	$ 1,243	-
Series #75RA1	1975 Renault Alpine A110 1300	$ 959	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$ 880	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	$ 502	-
Series #90MM1	1990 Mazda Miata	$ 234	-
Series #61JE1	1961 Jaguar E-Type	$ 581	-
RSE Collection		$ 21,276	3,653
Total Operating Expenses		**$ 71,700**	**$ 10,670**

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that the post-closing Operating Expenses for the six-month period ended June 30, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series. The Manager had made the same election for the post-closing Operating Expenses incurred during the six-month period ended June 30, 2018.

6.Capital Assets:

Automobile assets are recorded at cost. The cost of the automobile includes the purchase price, including any deposits for the automobiles funded by the Manager and “Acquisition Expenses,” which include transportation of the automobile to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats automobile assets as collectible and therefore the Company will not depreciate or amortize the collectible automobile assets going forward. The collectible automobiles are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible automobile assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible automobile assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired automobile after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in collectible automobile assets. For the six months ended June 30, 2019, the total investment in collectible automobile assets was $1,572,531 vs. $781,796 during the same period in 2018. This brings the total investment in collectible automobile assets to $7,080,811 from inception of the Company in August of 2016 through June 30, 2019, excluding $375,498 related to Underlying Assets that were subsequently sold. See “Note A - Description Of Organization and Business Operations” for additional details on asset dispositions.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $1,572,531 of investments during the six months ended June 30, 2019, $1,543,769 were related to the purchase price of, or down payments on Underlying Assets, excluding $372,500 related to the Underlying Assets sold, vs. $777,500 during the same period in 2018. This brings the total spent on purchase price and down-payments at June 30, 2019 to $6,977,253, since the inception of the Company in August of 2016 vs. $1,278,971 at June 30, 2018.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the automobile as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the six months ended June 30, 2019, $28,762 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible automobiles and other acquisition related expenses were incurred, excluding $2,998 related to Underlying Assets sold vs. $4,296 during the same period in 2018. This brings the total Acquisition Expenses at June 30, 2019 to $103,558, since the inception of the Company in August of 2016 vs. $30,986 at June 30, 2018.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F-43

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Note: Excludes 375,498 of capitalized acquisitions costs related to Underlying Assets sold.

(1)Offering for Series Interests closed at June 30, 2019 and Underlying Asset owned by applicable Series.

(2)At June 30, 2019 owned by RSE Collection, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

(3)Underlying Asset sold as of June 30, 2019 with assets removed from the books of the Company and anticipated future offering cancelled if sold pre-offering, or the Series if sold post-offering.

(4)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At June 30, 2019, the following offerings for Series Interests had closed:

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Underlying Assets for #06FS1 and #00FM1 were sold and membership distributions to Interest holders were made.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

RSE Collection, LLC, as the master series of the Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

As of the six- month period ended June 30, 2019 vs. the same period in 2018, 30 Series, excluding Series #77LE1, had closed offerings and the (losses) / income per membership Interest for each Series were as follows:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

Individual officers and affiliates of the Manager have made loans to the Company to facilitate the purchase of collectible automobiles prior to the closing of a Series’ offering.  Each of the loans and related interest have been paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager and the Broker and their respective affiliates, from the proceeds of a closed offering, the automobiles was transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another automobile.

The table below indicates the timing of the loans made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future Series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Note: $1,900 additional loan not related to a specific Underlying Asset, originally intended for additional Underlying Asset acquisitions, but repaid.

Note: Principal not including $205,000 and accrued interest not including $309 related to the J.J. Best third-party loan.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

As of June 30, 2019, and as of December 31, 2018, no loans were outstanding to either officers or affiliates of the Manager.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE D €EBT

On April 30, 2019, the Manager and the Company, including an affiliate of the Manager, entered into a $1.5 million revolving line of credit (the “LOC”) with Silicon Valley Bank. The LOC allows the Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LOC accrues at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) and (ii) 6.0%. Interest expense is paid monthly by the Manager and the Manager will be reimbursed through the proceeds of completed offerings. The Company is also held jointly and severably liable for any amounts outstanding under this LOC. No amounts were drawn or outstanding as of June 30, 2019

In addition to the LOC, loans from officers or affiliates of the Manager and loans from third-party lenders may be used for the purposes of financing automobile acquisitions or acquisition related expenses.

As of June 30, 2019, and as of December 31, 2018 no debt was outstanding to any third-party lenders or under the LOC.

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

Neither the Company or any Series has generated revenues as at the date of these financial statements and we do not anticipate generating any revenues until the end of 2019. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched the online shopping experience for merchandise related to the Company. No revenues for the Company or any of its Series have been generated through the showroom or the online shopping experience as of the date of this filing. In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular automobile asset and Operating Expenses related to the management of such automobile assets.

Fees and expenses related to the purchase of an underlying automobile asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying automobile assets or the number of automobiles, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology by Category

Revenue: Revenues from the anticipated commercialization of the collection of automobiles will be allocated amongst the Series whose underlying automobiles are part of the commercialization events, based on the value of the underlying automobile assets. No revenues have been generated to date.

Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

Insurance: based on the premium rate allocated by value of the Underlying Assets

Storage: based on the number of Underlying Assets

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE F €FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of June 30, 2019, and June 30, 2018, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series. The Company did make distributions to interest holders related to sale of Underlying Assets as described in “Asset Dispositions” in “Note A - Description Of Organization and Business Operations”.

NOTE G €INCOME TAX

As of June 30, 2019, each individual Series has elected to be treated as a corporation for tax purposes.  RSE Collection has elected to be treated as a partnership.

Each individual Series provision for income taxes for the six months ended June 30, 2019 and 2018, respectively, is computed based on each individual Series estimated annual effective tax rate.  Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at June 30, 2019 are fully offset by a valuation allowance (other than for Series #00FM1, #06FS1 and 2003 Porsche 911 GT2 as described below), and therefore, no tax benefit applicable to the loss for each individual Series for the six months ended June 30, 2019 and 2018 has been recognized. Losses incurred after January 1, 2018 do not expire.

Series #00FM1 and #06FS1 have sold their primary operating asset in the six months ended June 30, 2019 and in addition the Company sold the Underlying Asset 2003 Porsche 911 GT2 prior to the launch of an offering for such Underlying Asset and as such the asset was still on the books of the Company and any tax implications of the sale accrue to the Company (see Note A). As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed subsequent to June 30, 2019.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Comments
Series #65FM1 Interest	Series #65FM1	1965 Ford Mustang 2+2 Fastback	$82,500	5/3/2019	7/18/2019

• Purchase agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/04/2019 and final payment of $35,000 on 03/10/2019 were made and financed through non-interest-bearing payments from the Manager
• $82,5000 Offering closed on 07/18/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #88PT1 Interest	Series #88PT1	1988 Porsche 944 Turbo S	$66,000	5/10/2019	7/18/2019

• Purchase option agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019
• Down-payment of $12,069 on 04/30/2019 with payment of $47,565 were made on 7/1/2019 were financed through non-interest-bearing payments from the Manager
• $66,600 Offering closed on 07/18/2019 and all obligations under the purchase option agreement and other obligations repaid with the proceeds

Series #94LD1 Interest	Series #94LD1	1994 Lamborghini Diablo SE30 Jota	$597,500	7/12/2019	8/6/2019

• Purchase agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager
• $597,500 Offering closed on 08/06/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #99SS1 Interest	Series #99SS1	1999 Shelby Series 1	$137,500	9/4/2019	9/11/2019

• Acquired Underlying Asset for $126,500 on 04/29/2019 financed through a non-interest-bearing payment from the Manager

• $137,500 Offering closed on 09/12/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #94FS1 Interest	Series #94FS1	1994 Ferrari 348 Spider	$145,000	09/12/2019	09/17/2019

• Purchase option agreement to acquire the Underlying Asset for $135,000 entered on 04/26/2019

• Downpayment of $13,500 on 04/29/2019, additional payment of $350 on 06/17/2019 and final payment of $121,150 on 07/05/2019 were made and financed through non-interest-bearing payments from the Manager

• $145,000 Offering closed on 09/17/2019 and payments made by the Manager and other Obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS

Asset Disposition

The Manager has not received any additional credible offers to acquire any Underlying Assets since June 30, 2019. The Manager expects to continue to receive offers to acquire Underlying Assets throughout the remainder of the year and beyond.

Asset Commercialization

In addition to the showroom the Manager opened in early 2019, in New York City. The Manager also launched its online shopping experience for merchandise related to the collection in Q3 2019. No revenues have been generated for the Company or any of its Series through the showroom or the online shop as of the date of this filing.

Line of Credit

On July 24, 2019, the Manager of the Company drew $863,200 on the LOC, which it entered into with Silicon Valley Bank on April 30, 2019, in order to fund the acquisition of previously acquired Underlying Assets.

At August 31, 2019, the Manager had borrowed against the following asset:

Note: Interest expense, paid monthly by the Manager, is calculated as of August 31, 2019.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Third Amended and Restated Operating Agreement (3)

Exhibit 2.3 – First Amendment to the Third Amended and Restated Limited Liability Company Agreement (5)

Exhibit 2.4 – Second Amendment to the Third Amended and Restated Limited Liability Company Agreement (6)

Exhibit 2.5 – Third Amendment to the Third Amended and Restated Limited Liability Company Agreement (7)

Exhibit 2.6 – Fourth Amendment to the Third Amended and Restated Limited Liability Company Agreement

Exhibit 3.1 – Standard Form of Series Designation (6)

Exhibit 4.1 – Amended and Restated Standard Form of Subscription Agreement

Exhibit 6.1 – Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Broker of Record Agreement (5)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (5)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to Amendment 13 to the Company’s Form 1-A POS filed with the Commission on February 25, 2019

(4)Previously filed as an Exhibit to Amendment 14 to the Company’s Form 1-A POS filed with the Commission on May 3, 2019

(5)Previously filed as an Exhibit to Form 1-U filed with the Commission on June 12, 2019

(6)Previously filed as an Exhibit to Amendment 15 to the Company’s Form 1-A POS filed with the Commission on July 8, 2019

(7)Previously filed as an Exhibit to Amendment 16 to the Company’s Form 1-A POS filed with the Commission on August 29, 2019

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	October 11, 2019

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	October 11, 2019
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	October 11, 2019